EXHIBIT D-8

                                  UNITED STATES
                          NUCLEAR REGULATORY COMMISSION
                           WASHINGTON. D.C. 20555-0001
   {SEAL}

                                  June 22, 2001


Mr. Robert E. Denton                         Mr. John H. Mueller
President and Chief Executive Officer        Chief Nuclear Officer
Constellation Nuclear, LLC                   Niagara Mohawk Power Corporation
P.O. Box 1475                                Operations Building, Second Floor
Baltimore, MD 21203-1475                     Lycoming, NY 13093

Mr. Jeffrey K. Smith                         Mr. Paul Wilkens
Senior Vice President                        Senior Vice President - Generation
New York State Electric & Gas Corporation    Rochester Gas and Electric
P.O. Box 5224                                Corporation
Binghamton, NY 13902-5224                    89 East Avenue
                                             Rochester, NY 14649

Mr. Arthur R. Upright
Senior Vice President
Central Hudson Gas & Electric Corporation
284 South Avenue
Poughkeepsie, NY 12601

SUBJECT: NINE MILE POINT NUCLEAR STATION, UNIT NOS. 1 AND 2- ORDER APPROVING THE DIRECT TRANSFER OF LICENSES FROM NIAGARA MOHAWK POWER CORPORATION, ET AL., TO NINE MILE POINT NUCLEAR STATION, LLC, APPROVING CONFORMING AMENDMENTS, AND APPROVING INDIRECT TRANSFERS (TAC NOS. MB0878 AND MB0879)

Dear Sirs:

The U.S. Nuclear Regulatory Commission (NRC) staff has completed its review of the application dated February 1, 2001, filed by Constellation Nuclear, LLC, Niagara Mohawk Power Corporation, New York State Electric & Gas Corporation, Rochester Gas and Electric Corporation, and Central Hudson Gas & Electric Corporation. The application was supplemented by letters dated March 1, March 16, March 29, April 5, April 27, May 30 and June 7, 2001, from Constellation Nuclear, LLC. The application, pursuant to 10 CFR 50.80, seeks approval of the direct transfer of Facility Operating Licenses Nos. DPR-63 and NPF-69, for the Nine Mile Point Nuclear Station, Unit Nos. 1 and 2, to Nine Mile Point Nuclear Station, LLC, which is an indirect subsidiary of Constellation Nuclear, LLC. The application also seeks approval of indirect transfers pertaining to the associated corporate structure changes proposed for Constellation Energy Group, Inc., the current parent of Constellation Nuclear, LLC, and pertaining to Virgo Holdings, Inc. acquiring up to a 17.5% voting interest in the ultimate parent of Nine Mile Point Nuclear Station, LLC, coupled with a distribution of the voting shares of such parent to the current shareholders of Constellation Energy Group, Inc., should either or both of the foregoing occur following the above referenced direct transfers.

The enclosed Order (Enclosure 1) approves the proposed transfers, subject to the conditions described therein. The applicants also requested approval of conforming amendments, pursuant to 10 CFR 50.90, for the Nine Mile Point Nuclear Station, Unit Nos. 1 and 2, operating

A. R. Denton, et al.                 -2-

licenses. The enclosed Order also approves conforming amendments (Enclosure 2), which will be issued and made effective at the time the direct transfers are completed. The NRC staff's proprietary safety evaluation supporting the Order and conforming amendments is included as Enclosure 3. Enclosure 4 is the nonproprietary version.

The Order and associated documents may be examined, and/or copied for a fee, at the NRC's Public Document Room, located at One White Flint North, 11555 Rockville Pike (first floor), Rockville, MD, and will be accessible electronically through the Agency-wide Documents Access and Management System's Public Electronic Reading Room link at the NRC Web site http://www.nrc.gov.

                              Sincerely,


                              /s/ Peter S. Tam
                              Peter S. Tam, Senior Project Manager, Section 1 Project Directorate I
                              Division of Licensing Project Management
                              Office of Nuclear Reactor Regulation

Docket Nos. 50-220 and 50-410

Enclosures:    1.     Order
               2.     Conforming Amendments
               3.     Safety Evaluation (proprietary)
               4.     Safety Evaluation (nonproprietary)

cc w/encls: See next 2 pages


                   NOTE: THIS DOCUMENT BECOMES NON-PROPRIETARY
                           UPON REMOVAL OF ENCLOSURE 3

Nine Mile Point Nuclear Station
Unit Nos. 1 and 2

            FOR NON-PROPRIETARY DISTRIBUTION (ENCLOSURES 1, 2, AND 4)

Mr. Jim Rettberg                           Charles Donaldson, Esquire
New York State Electric & Gas Corporation  Assistant Attorney General
Corporate Drive                            New York Department of Law
Kirkwood Industrial Park                   120 Broadway
P.O. Box 5224                              New York, NY 10271
Binghamton, NY 13902-5224
                                           Mr. Timothy S. Carey
Supervisor                                 Chair and Executive Director
Town of Scriba                             State Consumer Protection Board
Route 8, Box 382                           5 Empire State Plaza, Suite 2101
Oswego, NY 13126                           Albany, NY 12223

                                           Mark J. Wetterhahn, Esquire
Mr. John V. Vinquist, MATS Inc.            Winston & Strawn
P.O. Box 63                                1400 L Street, NW
Lycoming, NY 13093                         Washington, DC 20005-3502

Daniel F. Stenger, Esquire                 Gary D. Wilson, Esquire
Foley & Lardner                            Niagara Mohawk Power Corporation
888 16th St., NW                           300 Erie Boulevard West
Washington, D.C. 20006                     Syracuse, NY 13202

                                           Mr. F. William Valentino, President
Mary A. Murphy, Esquire                    New York State Energy, Research,
LeBoeuf, Lamb, Greene and MacRae, LLP      and Development Authority
1875 Connecticut Ave.                      Corporate Plaza West
Suite 1200                                 286 Washington Avenue Extension
Washington, D.C. 20009                     Albany, NY 12203-6399

Mr. Paul D. Eddy
Electric Division
NYS Department of Public Service           Robert J. Glasser and Bo Hong, Esquires
Agency Building 3                          Gould & Wilkie, LLP
Empire State Plaza                         One Chase Manhattan Plaza
Albany, NY 12223                           58th Floor
                                           New York, NY 10005

                                                                      7590-01 -P

                            UNITED STATES OF AMERICA
                            ------------------------

                          NUCLEAR REGULATORY COMMISSION
                          -----------------------------

In the Matter of                      )
                                      )
NIAGARA MOHAWK POWER                  )     Docket Nos. 50-220 and 50-410
CORPORATION, ET AL.                   )
                                      )     License Nos. DPR-63 and NPF-69
(Nine Mile Point Nuclear Station      )
Unit Nos. 1 and 2)                    )


                      ORDER APPROVING TRANSFER OF LICENSES
                            AND CONFORMING AMENDMENTS

                                       I.

     Niagara Mohawk Power Corporation (NMPC) is the exclusive owner and operator of Nine Mile Point Nuclear Station, Unit 1 (NMP-1), and in regard thereto, holds Facility Operating License No. DPR-63. NMPC is also part-owner and exclusive operator of Nine Mile Point Nuclear Station, Unit No. 2 (NMP-2), and in connection therewith, is a holder of Facility Operating License No. NPF-69. The other co-owners of NMP-2 and holders of the license are: New York State Electric & Gas Corporation (NYSEG), Rochester Gas and Electric Corporation (RG&E), Central Hudson Gas & Electric Corporation (CHGEC), and Long Island Lighting Company (LILCO, which is doing business as Long Island Power Authority). NMP-1 and NMP-2 (the facilities) are located at the licensees' site in Oswego County, New York.

                                       II.

     By application dated February 1, 2001 (submitted in proprietary and non-proprietary versions), Constellation Nuclear, LLC, on behalf of its indirect subsidiary Nine Mile Point Nuclear Station, LLC (NMP LLC), and NMPC, NYSEG, RG&E, and CHGEC requested the consent of the U.S. Nuclear Regulatory Commission (NRC or Commission) to a proposed direct transfer of the licenses for NMP-1 and NMP-2, to the extent held by the foregoing applicants, to

NMP LLC. The application was supplemented by submittals from Constellation Nuclear, LLC, dated March 1, March 16, March 29, April 5, April 27, May 30 and June 7, 2001 (collectively herein referred to as the Application). The Application also requested the approval of conforming license amendments to reflect the direct transfer of the licenses. The Application further requested consent to certain indirect transfers of the licenses, to the extent such would occur following the direct transfers, resulting from (1) a planned realignment or restructuring of the Constellation Energy Group (CEG), Inc. organization of which NMP LLC is a part, and establishment of a new intermediate parent company of NMP LLC referred to as New Controlled, and (2) the acquisition by Virgo Holdings, Inc. (Virgo), an indirect subsidiary of The Goldman Sachs Group, Inc., of an equity interest in NMP LLC and up to a 17.5% voting interest in New Controlled, coupled with the distribution of the remaining voting shares of New Controlled, all of which would be held by CEG, Inc. up to the time of distribution, to the existing public shareholders of CEG, Inc., leaving Virgo with the largest single voting interest in NMP LLC's ultimate parent company.

     In connection with the direct transfers, NMP LLC would assume title to NMP-1 following approval of the proposed license transfers, and would assume the 82-percent ownership interest in NMP-2 currently held by NMPC (owner of a 41% interest), NYSEG (18% interest), RG&E (14% interest) and CHGEC (9% interest). LILCO is not involved in the direct transfer of NMP-2 and, therefore, will remain a licensee with respect to its 18% ownership interest. In addition, NMP LLC would become responsible for the operation of both NMP-1 and NMP-2. The Application states that NMP LLC would also assume the decommissioning responsibility of the current owners of NMP-1 and NMP-2 who are transferring their interests in the facilities to NMP LLC. NMP LLC would provide decommissioning funding assurance through the use of decommissioning trusts coupled with parent company guarantees.

     The proposed conforming license amendments would replace references to NMPC, NYSEG, RG&E, and CHGEC in the licenses with references to NMP LLC, as appropriate, and make other administrative changes to reflect the proposed direct transfer.

     The Application requested approval of the direct transfer of the facility operating licenses, conforming license amendments, and possible indirect license transfers pursuant to 10 CFR 50.80 and 10 CFR 50.90. The staff published a notice of the request for approval and an opportunity for a hearing in the Federal Register on April 2, 2001 (66 FR 17584). The Commission received no comments or requests for hearing pursuant to the notice.

     Under 10 CFR 50.80, no license, or any right thereunder, shall be transferred, directly or indirectly, through transfer of control of the license, unless the Commission shall give its consent in writing. Upon review of the information in the Application, and relying upon the representations and agreements contained in the Application, the NRC staff has determined that NMP LLC is qualified to hold the licenses to the extent proposed in the Application, that the establishment of New Controlled as a new intermediate parent of NMP LLC, if such follows the direct license transfers, will not affect the qualifications of NMP LLC as the holder of the NMP-1 license and as a holder of the NMP-2 license, that the acquisition by Virgo of up to a 17.5% voting interest in New Controlled coupled with CEG, Inc.'s distribution of its voting shares of New Controlled to CEG, Inc.'s shareholders, resulting in Virgo becoming the largest single voting shareholder of the ultimate corporate parent of NMP LLC, if such follows the direct license transfers, will not affect the qualifications of NMP LLC as the holder of the NMP-1 license and as a holder of the NMP-2 license, and that the direct transfer of the licenses to NMP LLC as proposed and indirect license transfers, to the extent effected by the foregoing transactions if such occur after the direct license transfers, are otherwise consistent with applicable provisions of law, regulations, and orders issued by the Commission, subject to the conditions set forth below. The NRC staff has further found that the Application for the proposed license amendments complies with the standards and requirements of the Atomic Energy Act of 1954, as amended (the Act), and the Commission's rules and regulations set forth in 10 CFR Chapter I; the facilities will operate in conformity with the Application, the provisions of the Act, and the rules and regulations of the Commission; there is reasonable assurance that the activities authorized by the proposed license amendments can be conducted without endangering the health and safety of the public and that such activities will be conducted in compliance with the Commission's regulations; the issuance of the proposed license amendments will not be inimical to the common defense and security or to the health and safety of the public; and the issuance of the proposed amendments will be in accordance with 10 CFR Part 51 of the Commission's regulations and all applicable requirements have been satisfied.

     The findings set forth above are supported by a safety evaluation dated June 22, 2001.


                                      III.

     Accordingly, pursuant to Sections 161 b, 161 i, and 184 of the Atomic Energy Act of 1954, as amended, 42 USC Sec. 2201(b), 2201(i), and 2234; and
10 CFR 50.80, IT IS HEREBY ORDERED that the direct transfer of the licenses as described herein to NMP LLC, and the indirect transfer of the licenses, to the extent effected by the transactions described above that may occur following the direct transfers, are approved, subject to the following conditions:

     (1) NMP, LLC shall, prior to the completion of the direct transfers, provide to the Director of the Office of Nuclear Reactor Regulation satisfactory documentary evidence that NMP, LLC has obtained the appropriate amount of insurance required of licensees under 10 CFR
          Part 140 of the Commission's regulations.

     (2) On the closing date of the transfer of NMP1 and NMP2 to it, NMP LLC shall: (1) obtain from the transferors all of their accumulated decommissioning trust funds for NMP1 and NMP2, respectively, and (2) receive [a] parent company guarantee[s] pursuant to 10 CFR 50.75(e)(1 )(iii)(B) (to be updated annually as required under 10 CFR 50.75(f)(1), unless otherwise approved by the NRC) in a form acceptable to the NRC and in [an] amount[s] which, when combined with the decommissioning trust funds for NMP1 and NMP2, equals or exceeds the total amounts required for NMP1 and NMP2, respectively, pursuant to 10 CFR 50.75(b) and (c).

     (3) The master decommissioning trust agreement for NMP1 and NMP2, at the time the direct transfers are effected and thereafter, is subject to the following:

          a. The decommissioning trust agreement must be in a form acceptable to the NRC.

          b. With respect to the decommissioning trust funds, investments in the securities or other obligations of CEG Inc., New Controlled, or their affiliates, successors, or assigns, are and shall be prohibited. Except for investments tied to market indexes or other non-nuclear sector mutual funds, investments in any entity owning one or more nuclear power plants are and shall be prohibited.

          c. The decommissioning trust agreement must provide that no disbursements or payments from the trusts, other than for ordinary administrative expenses, shall be made by the trustee unless the trustee has first given the NRC 30 days prior written notice of the payment. The decommissioning trust agreement shall further contain a provision that no disbursements or payments from the trusts shall be made if the trustee receives prior written notice of objection from the Director of the Office of Nuclear Reactor Regulation.

          d. The decommissioning trust agreement must provide that the agreement cannot be amended in any material respect without 30 days prior written notification to the Director of the Office of Nuclear Reactor Regulation.

          e. The appropriate section of the decommissioning trust agreement shall state that the trustee, investment advisor, or anyone else directing the investments made in the trusts shall adhere to a "prudent investor" standard, as specified in 18 CFR 35.32(a)(3) of the Federal Energy Regulatory Commission's regulations.

     (4) NMP LLC shall take all necessary steps to ensure that the decommissioning trusts are maintained in accordance with the Application, the requirements of this Order, and the related safety evaluation.

     (5) At the time of the direct transfers, NMP LLC shall enter or shall have entered into an intercompany credit agreement with CEG, Inc. or New Controlled, whichever entity is the ultimate parent of NMP LLC at that time, in the form and on the terms represented in the Application. Should New Controlled become the ultimate parent of NMP LLC following the direct transfer of the licenses to NMP LLC, NMP LLC shall enter or shall have entered into a substantially identical intercompany credit agreement with New Controlled at the time New Controlled becomes the ultimate parent; in such case, any existing intercompany credit agreement with CEG, Inc. may be canceled once the intercompany credit agreement with New Controlled is established. Except as otherwise provided above, NMP LLC shall take no action to void, cancel, or modify any intercompany credit agreement referenced above, without the prior written consent of the Director of the Office of Nuclear Reactor Regulation.

     (6) NMPC shall inform the Director of the Office of Nuclear Reactor Regulation of the date of the closing of the direct transfers no later than two business days prior to such date. If all of the direct and indirect transfers of the licenses approved by this Order are not completed by June 30, 2002, this Order shall become null and void, provided, however, upon written application and for good cause shown, such date may in writing be extended.

     IT IS FURTHER ORDERED that, consistent with 10 CFR 2.1315(b), license amendments that make changes, as indicated in Enclosure 2 to the cover letter forwarding this Order, to conform the licenses to reflect the subject direct license transfers are approved. The amendments shall be issued and made effective at the time the proposed direct license transfers are completed.

     This Order is effective upon issuance.

     For further details with respect to this Order, see the initial application dated February 1, 2001, the supplemental submittals dated March 1, March 16, March 29, April 5, April 27, May 30 and June 7, 2001, and the safety evaluation dated June 22, 2001, which are available for public inspection at the Commission's Public Document Room, located at One White Flint North, 11555 Rockville Pike (first floor), Rockville, Maryland, and accessible electronically through the ADAMS Public Electronic Reading Room link at the NRC Web site (http://www.nrc.gov).

     Dated  at  Rockville,  Maryland  this  22nd  day  of  June  2001.

                                           FOR THE NUCLEAR REGULATORY COMMISSION



                                           /s/ Jon R. Johnson
                                           Jon R. Johnson, Acting Director
                                           Office of Nuclear Reactor Regulation

                                  UNITED STATES
                          NUCLEAR REGULATORY COMMISSION
                           WASHINGTON D.C. 20555-0001
   {SEAL}


                        NIAGARA MOHAWK POWER CORPORATION
                        --------------------------------

                                DOCKET NO. 50-220
                                -----------------

                   NINE MILE POINT NUCLEAR STATION UNIT NO. 1
                   ------------------------------------------

                    AMENDMENT TO FACILITY OPERATING LICENSE
                    ---------------------------------------

                                                              Amendment No.
                                                              License No. DPR-63

1.   The Nuclear Regulatory Commission (the Commission) has found that:

     A. The application for amendment by Niagara Mohawk Power Corporation, and Constellation Nuclear, LLC, dated February 1, 2001, and supplemented by letters dated March 1, March 16, March 29, April 5, April 27, May 30 and June 7, 2001, complies with the standards and requirements of the Atomic Energy Act of 1954, as amended (the Act) and the Commission's rules and regulations set forth in 10 CFR Chapter I;

     B. The facility will operate in conformity with the application, the provisions of the Act, and the rules and regulations of the Commission;

     C. There is reasonable assurance (i) that the activities authorized by this amendment can be conducted without endangering the health and safety of the public, and (ii) that such activities will be conducted in compliance with the Commission's regulations;

     D. The issuance of this amendment will not be inimical to the common defense and security or to the health and safety of the public; and

     E. The issuance of this amendment is in accordance with 10 CFR Part 51 of the Commission's regulations and all applicable requirements have been satisfied.

2. Accordingly, the license is hereby amended as indicated in the attachment to this license amendment.

3. This license amendment is effective as of its date of issuance and shall be implemented within 60 days.

                                           FOR THE NUCLEAR REGULATORY COMMISSION




                                           Jon R. Johnson, Director
                                           Office of Nuclear Reactor Regulation

Attachment:
Changes to the Operating License
  and Technical Specifications

Date of Issuance:

                       ATTACHMENT TO LICENSE AMENDMENT NO.
                       --------------------------------------

                    TO FACILITY OPERATING LICENSE NO. DPR-63
                    ----------------------------------------

                                DOCKET NO. 50-220
                                -----------------


Replace the following pages of Operating License DPR 63 with the attached revised pages. The revised pages are identified by amendment number and contain marginal lines indicating the areas of change.

           Remove Pages     Insert Pages
           ------------     ------------
           1                1
           2                2
           3                3
           4A*              5
           5                6
           --               7
           --               8

Replace the following pages of Technical Specifications with the attached revised pages. The revised pages are identified by amendment number and contain marginal lines indicating the areas of change.

           Remove Pages     Insert Pages
           ------------     ------------
           Cover page       Cover page
           "Foreword" page  "Foreword" page
           6                6
           7                7
           98               98
           107              107
           343              343

                                  UNITED STATES
                          NUCLEAR REGULATORY COMMISSION
                           WASHINGTON D.C. 20555-0001
   {SEAL}


                         U. S. ATOMIC ENERGY COMMISSION
                         ------------------------------

                 NINE MILE POINT NUCLEAR STATION, LLC (NMP LLC)
                 ----------------------------------------------

                                DOCKET NO. 50-220
                                -----------------

                           FACILITY OPERATING LICENSE
                           --------------------------

                                                              License No. DPR-63


1.   The Atomic Energy Commission (the Commission) has found that:

     A. The application for license, as amended, originally filed by the Niagara Mohawk Power Corporation as supplemented by Nine Mile Point Nuclear Station, LLC (NMP LLC, the licensee) complies with the standards and requirements of the Atomic Energy Act of 1954, as amended (the Act), and the Commission's rules and regulations as set forth in 10 CFR Chapter I and all required notifications to other agencies or bodies have been duly made;

     B. Construction of the Nine Mile Point Nuclear Station Unit No. 1 has been substantially completed in conformity with Construction Permit No. CPPR-16 and the application, as amended, the provisions of the Act and the rules and regulations of the Commission;

     C. The facility will operate in conformity with the application, as amended, the provisions of the Act, and the rules and regulations of the Commission;

     D. There is reasonable assurance: (i) that the activities authorized by this operating license can be conducted without endangering the health and the safety of the public, and (ii) that such activities will be conducted in compliance with the rules and regulations of the Commission;

     E. The licensee is technically and financially qualified to engage in the activities authorized by this operating license in accordance with the rules and regulations of the Commission;

     F. The licensee has satisfied the applicable provisions of 10 CFR Part 140 "Financial Protection Requirements and Indemnity Agreements" of the Commission's regulations;

     G. The issuance of this full-term operating license will not be inimical to the common defense and security or to the health and safety of the public;


                                                                   Amendment No.

     H. After weighing the environmental, economic, technical, and other benefits of the facility against environmental and other costs and considering available alternatives, the issuance of the full-term Facility Operating License No. DPR-63 (subject to the conditions for protection of the environment set forth herein) is in accordance with Appendix D, 10 CFR Part 50 of the Commission's regulations and all applicable requirements have been satisfied; and

     I. The receipt, possession, and use of source, byproduct and special nuclear material as authorized by this license will be in accordance with the Commission's regulations in 10 CFR Parts 30, 40 and 70 including Section 30.33, 40.32, 70.23 and 70.31.

2. Facility Operating License No. DPR-63 is hereby issued to Nine Mile Point Nuclear Station, LLC to read as follows:

     A. This license applies to the Nine Mile Point Nuclear Station Unit No. 1, a single cycle, force circulation, boiling light water reactor, and associated equipment (the facility), owned by Nine Mile Point Nuclear Station, LLC. The facility is located on the Nine Mile Point site on the southeast shore of Lake Ontario in Oswego County, New York and is described in the "Final Safety Analysis Report" (with its Amendments Nos. 3 through 13 and its Supplements Nos. 1 through 10) and the "Environmental Report" (with its Supplements Nos. 1 through 3).

     B. Subject to the conditions and requirements incorporated herein, the Commission hereby licenses Nine Mile Point Nuclear Station, LLC:

          (1) Pursuant to Section 104b of the Act and 10 CFR Part 50, "Licensing of Production and Utilization Facilities," to possess, use, and operate the facility at the designated location in Oswego County, New York, in accordance with the procedures and limitations set forth in this license;

          (2) Pursuant to the Act and 10 CFR Part 70, to receive, possess and use at any time special nuclear material as reactor fuel, in accordance with the limitations for storage and amounts required for reactor operation, as described in the Final Safety Analysis Report, as supplemented and amended as of February 4, 1976;

          (3) Pursuant to the Act and 10 CFR Parts 30, 40, and 70 to receive, possess and use at any time any byproduct, source and special nuclear material as sealed neutron sources for reactor startup, sealed sources for reactor instrumentation and radiation monitoring equipment calibration, and as fission detectors in amounts as required;


                                                                   Amendment No.

          (4) Pursuant to the Act and 10 CFR Parts 30, 40 and 70, to receive, possess and use in amounts as required any byproduct, source or special nuclear material without restriction to chemical or physical form, for sample analysis or instrument and equipment calibration or associated with radioactive apparatus or components.

          (5) Pursuant to the Act and 10 CFR Parts 30 and 70, to possess, but not separate, such byproduct and special nuclear materials as may be produced by the operation of the facility.

     C. This license shall be deemed to contain and is subject to the conditions specified in the following Commission regulations in 10 CFR Chapter I:

          Part 20, Section 30.34 of Part 30; Section 40.41 of Part 40; Section
          50.54 and 50.59 of Part 50; and Section 70.32 of Part 70. The license is subject to all applicable provisions of the Act and to the rules, regulations, and orders of the Commission now or hereafter in effect and is also subject to the additional conditions specified or incorporated below:

     (1)  Maximum Power Level
          -------------------

          The licensee is authorized to operate the facility at steady state reactor core power levels not in excess of 1850 megawatts (thermal).

     (2)  Technical Specifications
          ------------------------

          The Technical Specifications contained in Appendix A, which is attached hereto, as revised through Amendment No. is hereby incorporated into this license. Nine Mile Point Nuclear Station, LLC shall operate the facility in accordance with the Technical Specifications.



     (4) The licensee shall submit an application for license amendment, including supporting analyses and evaluations by December 18, 1998. This amendment application shall contain the proposed methods for compliance with GDC 19 dose guidelines under accident conditions based upon system design and without reliance upon the use of potassium iodide.

                                                                   Amendment No.

     (6)  Recirculation  System  Safe-end  Replacement
          -----------------------------------------

          The recirculation system and safe-end replacement program including the cutting and welding of the replacement components and the dose mitigation program (ALARA) is approved, subject to the following conditions:

          a. The licensee shall complete the recirculation piping stress reanalysis prior to restart of Nine Mile Point Nuclear Power Station, Unit No. 1. The results of this analysis for selected representative portions of the recirculation system shall be submitted to the NRC prior to restart of the facility.

          b. All fuel and control rods shall be removed from the reactor pressure vessel and stored in the spent fuel pool during the period that work on the safe-end and recirculation system replacement program is in progress.

          c. The licensee shall update the collective occupational dose estimate weekly. If the updated estimate exceeds the 1908 person-rem estimate by more than 10%, the licensee shall provide a revised estimate, including the reasons for such changes, to the NRC within 15 days of determination.

          d. Progress reports shall be provided at 90-day intervals from June 30, 1982 and due 30 days after close of the interval, with a final report within 60 days after completion of the repair. These reports will conclude:

               (1) a summary of this occupational dose received to date by major task, and

               (2) a comparison of estimated doses with the doses actually received.

     (7)  Fire Protection
          ---------------

          Nine Mile Point Nuclear Station, LLC shall implement and maintain in effect all provisions of the approved Fire Protection Program as described in the Final Safety Analysis Report (Updated) for the facility and as approved in the Fire Protection Safety Evaluation Report dated July 26, 1979, and in the fire protection Exemption issued March 21, 1983, subject to the following provision:

          Nine Mile Point Nuclear Station, LLC may make changes to the approved Fire Protection Program without prior approval of the


                                                                   Amendment No.

          Commission only if those changes would not adversely affect the ability to achieve and maintain safe shutdown in the event of a fire.

     (8)  Hot Process Pipe Penetrations
          -----------------------------

          Hot Process Pipe Penetrations in the Emergency Condenser Steam Supply (2 each), Main Steam (2 each), Feedwater (2 each), Cleanup Suction (1 each), and Cleanup Return (1 each) piping systems have been identified as not fully in conformance with FSAR design criteria. This anomaly in design condition from the original design is approved for the duration of Cycle 8 or until March 31, 1986, whichever occurs first, subject to the following conditions:

          (a) An unidentified leakage limit of a change of 1 gallon per minute in 24 hours to permit operation will be imposed by administrative control (Standing Order) at the facility for the interim period.

          (b) The licensee shall restore the facility to a condition consistent with the FSAR or provide a change to the FSAR criteria for staff review and approval prior to restart from the forthcoming Cycle 8 outage.

     (9) On the closing date of the transfer of Nine Mile Point Nuclear Station, Unit No. 1 (Unit 1) to it, NMP LLC shall: (1) obtain from the transferor all of its accumulated decommissioning trust funds for Unit 1, and (2) receive a parent company guarantee pursuant to 10 CFR 50.75(e)(1)(iii)(B) (to be updated annually as required under 10 CFR 50.75(f)(1), unless otherwise approved by the NRC) in a form acceptable to the NRC and in an amount which, when combined with the decommissioning trust funds for Unit 1, equals or exceeds the total amount required for Unit 1 pursuant to 10 CFR 50.75(b) and (c).

     (10) The decommissioning trust agreement for Unit 1, at the time the transfer of Unit 1 to NMP LLC is effected and thereafter, is subject to the following:

          a. The decommissioning trust agreement must be in a form acceptable to the NRC.

          b. With respect to the decommissioning trust funds, investments in the securities or other obligations of Constellation Energy Group, Inc., New Controlled, or their affiliates, successors, or assigns, are and shall be prohibited. Except for investments tied to market indexes or other non-nuclear sector mutual funds, investments in any entity owning one or more nuclear power plants are and shall be prohibited.

          c. The decommissioning trust agreement must provide that no disbursements or payments from the trusts, other than for ordinary administrative expenses, shall be made by the trustee unless the trustee has first given the NRC 30 days prior written

                                                                   Amendment No.

               notice of the payment. The decommissioning trust agreement shall further contain a provision that no disbursements or payments from the trusts shall be made if the trustee receives prior written notice of objection from the Director of the Office of Nuclear Reactor Regulation.

          d. The decommissioning trust agreement must provide that the agreement cannot be amended in any material respect without 30 days prior written notification to the Director of the Office of Nuclear Reactor Regulation.

          e. The appropriate section of the decommissioning trust agreement shall state that the trustee, investment advisor, or anyone else directing the investments made in the trusts shall adhere to a "prudent investor" standard, as specified in 18 CFR 35.32(a)(3) of the Federal Energy Regulatory Commission's regulations.

     (11) NMP LLC shall take all necessary steps to ensure that the decommissioning trusts are maintained in accordance with the Application for approval of the transfer of the Unit 1 license to NMP LLC (Application), the requirements of the Order approving the transfer, and the related safety evaluation.

     (12) At the time of the transfer of Unit 1 to NMP LLC, NMP LLC shall enter or shall have entered into an intercompany credit agreement with Constellation Energy Group (CEG), Inc. or New Controlled, whichever entity is the ultimate parent of NMP LLC at that time, in the form and on the terms represented in the Application. Should New Controlled become the ultimate parent of NMP LLC following the transfer, NMP LLC shall enter or shall have entered into a substantially identical intercompany credit agreement with New Controlled at the time New Controlled becomes the ultimate parent; in such case, any existing intercompany credit agreement with CEG, Inc. may be canceled once the intercompany credit agreement with New Controlled is established. Except as otherwise provided above, NMP LLC shall take no action to void, cancel, or modify any intercompany credit agreement referenced above, without the prior written consent of the Director of the Office of Nuclear Reactor Regulation.

                                                                   Amendment No.

     E. This license is effective as of the date of issuance and shall expire on August 22, 2009.

                                                FOR THE ATOMIC ENERGY COMMISSION

                                                Original Signed by

                                                A.   Giambusso, Deputy Director
                                                for Reactor Projects
                                                Directorate of Licensing

Attachment:

Appendices A - Technical Specifications

Date of Issuance: December 26, 1974

                      RADIOLOGICAL TECHNICAL SPECIFICATIONS




                                   APPENDIX A

                                       TO

                      FACILITY OPERATING LICENSE NO. DPR-63

                                     FOR THE

                     NINE MILE POINT NUCLEAR STATION UNIT 1

                                DOCKET NO. 50-220

                                DECEMBER 26, 1974





AMENDMENT NO.

                                    FOREWORD
                                    --------



                    These revised specifications supersede in their entirety the previous technical specifications and are issued as Appendix A to Full-Term Operating License DPR-63 issued by the Atomic Energy Commission. The Environmental Technical Specifications are issued as Appendix B to License DPR-63.


AMENDMENT NO.

1.16 (Deleted)

1.17 (Deleted)

1.18 Gaseous  Radwaste  Treatment  System
     ------------------------------------

     A gaseous radwaste treatment system is any system designed and installed to reduce radioactive gaseous effluents by collecting main condenser offgas and providing for delay or holdup for the purpose of reducing the total radioactivity prior to release to the environment.

1.19 Member(s) of the Public
     -----------------------

     Member(s) of the public shall include persons who are not occupationally associated with the Nine Mile Point Nuclear Station. This category does not include employees of Nine Mile Point Nuclear Station, LLC, the New York State Power Authority, its contractors or vendors who are occupationally associated with Nine Mile Point Unit 1. Also excluded from this category are persons who enter the site to service equipment or to make deliveries. This category does include persons who use portions of the site for recreational, occupational, or other purposes not associated with Nine
     Mile Point Unit 1.

1.20 Milk Sampling Location
     ----------------------

     A milk sampling location is that location where 10 or more head of milk animals are available for the collection of milk samples.

1.21 Offsite Dose Calculation Manual (ODCM)
     ---------------------------------------

     The Offsite Dose Calculational Manual shall contain the current methodology and parameters used in the calculation of offsite doses due to radioactive gaseous and liquid effluents, in the calculation of gaseous and liquid effluent monitoring alarm/trip setpoints, and in the conduct of the environmental radiological monitoring program.


AMENDMENT NO.

1.22 Process Control Program (PCP)
     -----------------------------

     The process control program shall contain the current formula, sampling, analyses, tests, and determinations to be made to ensure that the processing and packaging of radioactive waste, based on demonstrated processing of actual or simulated wet or liquid wastes, will be accomplished in such a way as to assure compliance with 10 CFR Part 20, 10 CFR Part 61, 10 CFR Part 71, and Federal and State regulations and other requirements governing the transport and disposal of radioactive waste.

1.23 Purge - Purging
     ---------------

     Purge or purging is the controlled process of discharging air or gas from a confinement to maintain temperature, pressure, humidity, concentration, or other operating condition, in such a manner that replacement air or gas is required to purify the confinement. The purge is completed when the oxygen concentration exceeds 19.5 percent.

1.24 Site Boundary
     -------------

     The site boundary shall be that line around the Nine Mile Point Nuclear Station beyond which the land is neither owned, leased, nor otherwise controlled by Nine Mile Point Nuclear Station, LLC or the New York Power Authority.

1.25 Solidification
     --------------

     Solidification shall be the conversion of wet or liquid waste into a form that meets shipping and burial ground requirements.

1.26 Source Check
     ------------

     A source check shall be the qualitative assessment of channel response when the channel sensor is exposed to a source of increased radioactivity.

1.27 Unrestricted Area
     -----------------

     The unrestricted area shall be any area at or beyond the site boundary access that is not controlled by Nine Mile Point Nuclear Station, LLC or the New York Power Authority for purposes of protection of individuals from exposure to radiation and radioactive materials, or any area within the site boundary used for residential quarters or for industrial, commercial, institutional, and/or recreational purposes. That area outside the restricted area (10 CFR 20.3(a)(14)) but within the site boundary will be controlled by the owner as required.


AMENDMENT NO.

                   BASES FOR 3.2.3 AND 4.2.3 COOLANT CHEMISTRY
--------------------------------------------------------------------------------

In its May 8, 1997 letter, the NRC required that the licensee submit an application for amendment to address the differences between the current TS conductivity limits for reactor coolant chemistry and the analysis assumptions for the core shroud crack growth evaluations. The purpose of this specification is to limit intergranular stress corrosion cracking (IGSCC) crack growth rates through the control of reactor coolant chemistry. The LCO values ensure that transient conditions are acted on to restore reactor coolant chemistry values to normal in a reasonable time frame. Under transient conditions, potential crack growth rates could exceed analytical assumptions, however, the duration will be limited so that any effect on potential crack growth is minimized and the design basis assumptions are maintained. The plant is normally operated such that the average coolant chemistry for the operating cycle is maintained at the conservative values of < 0.19 symbol omitted mho/cm for conductivity and < 5 ppb for chloride ions and < 5 ppb for sulfate ions. This will ensure that the crack growth rate is bounded by the core shroud analysis assumptions. Since these are average values, there are no specific LCO actions to be taken if these values are exceeded at a specific point in time. The EPRI "BWR Water Chemistry Guidelines-1996 Revision" (EPRI TR-103515-R1, BWRVIP-29) action level 1 guidelines suggest that if conductivity is above 0.3 symbol omitted S/cm, or chloride or sulfate ions exceed 5 ppb, that corrective action be initiated as soon as possible and to restore levels below level 1 within 96 hours. If the parameters are not reduced to below these levels within 96 hours, complete a review and implement a program and schedule for implementing corrective measures.

Specifications 3.2.3a, b, and c are consistent with the licensee's commitment to Table 4.4 of the BWR water chemistry guidelines. The 24 hour action time period for exceeding the coolant chemistry limits described in 3.2.3a and b ensures that prompt action is taken to restore coolant chemistry to normal operating levels. The requirement to commence a shutdown within 1 hour, and to be shutdown and reactor coolant temperature to be reduced to < 200 degrees F within 10 hours minimizes the potential for IGSCC crack growth. Reactor water samples are analyzed daily to ensure that reactor water quality remains within the BWR water chemistry guidelines. These samples are analyzed and compared to action level 1 values.

The conductivity of the reactor coolant is continuously monitored. The continuous conductivity monitor is visually checked shiftly in accordance with procedures. The monitor alarms at the local panel. The recorder, which is located in the Control Room, alarms in the Control Room. The samples of the coolant which are analyzed for conductivity daily will serve as a comparison with the continuous conductivity monitor. The primary sample point for the reactor water conductivity samples is the non-regenerative heat exchanger in the reactor water cleanup system. An alternate sample point is the #11 recirculation loop. The reactor coolant samples will also be used to determine the chloride and sulfate concentrations. Therefore, the sampling frequency is considered adequate to detect long-term changes in the chloride and sulfate ion content. However, if the conductivity becomes abnormal (>0.19 symbol omitted mho/cm), other than short term spikes, chloride and sulfate measurements will be made within 8 hours to assure that the normal limits (< 5 ppb of chloride or sulfate ions) are maintained. A short term spike is defined as a rise in conductivity
(> 0.19 symbol omitted mho/cm) such as that which could arise from injection of additional feedwater flow for a duration of approximately 30 minutes in time. These actions will minimize the potential for IGSCC crack growth.

NMP1 will use Noble Metal Chemical Addition (NMCA) as a method to enhance the effectiveness of Hydrogen Water Chemistry (HWC) in mitigating IGSCC. NMCA will result in temporary increases in reactor coolant conductivity values during and following application. During application, the conductivity limit specified in 3.2.3a and 3.2.3c.1 is increased to 20 symbol omitted mho/cm. The application period includes post NMCA injection cleanup activities conducted prior to returning the plant to power operation. An increase in conductivity is expected principally due to residual ionic species from the NMCA. However, these species have minor effects on IGSCC and are, therefore, acceptable. During NMCA, samples will be obtained from the temporary skid which is placed in service during the NMCA injection process.


AMENDMENT NO.

           BASES FOR 3.2.6 AND 4.2.6 INSERVICE INSPECTION AND TESTING
--------------------------------------------------------------------------------

The inservice inspection and testing programs (1)(2) for the Nine Mile Point Unit 1 plant conform to the requirements of 1OCFR5O, Section 50.55a(f) and (g). Where practical, the inspection of components, pumps and valves classified into NRC Quality Groups A, B and C Conforms to the requirements of ASME Code Class 1, 2 and 3 components, pumps, and valves, respectively, contained in Section XI of the ASME Boiler and Pressure Vessel Code. If a Code required inspection is impractical for the Nine Mile Point Unit 1 facility, a request for relief from that requirement is submitted to the Commission in accordance with 1OCFR5O,
Section 50.55a(f)(6)(i) and Section 50.55a(g)(6)(i).

Request for relief from the requirements of Section XI of the ASME Code and applicable Addenda will be submitted to the Commission prior to the beginning of each 10-year inspection interval if they are known to be required at the time. Requests for relief which are identified during the course of inspection will be submitted quarterly throughout the inspection interval.

The inservice inspection program for piping conforms to the staff positions on schedules, methods, personnel and sample expansion contained in Generic Letter 88-01.(3) It is performed in order to detect and survey intergranular stress corrosion cracking of BWR austenitic stainless steel piping that is four inches or larger in nominal diameter and contains reactor coolant at a temperature above 200 degrees F during power operation. Inspections shall be performed by individuals qualified to: (A) the ASME Boiler and Pressure Vessel Code, Section XI, and (B) Ultrasonic Testing Operator Training for the Detection of Intergranular Stress Corrosion Cracking developed by the EPRI Non-Destructive Examination Center. As an alternate, the licensee may use other qualification programs approved by the NRC.

References
----------

(1) Letter from the Nuclear Regulatory Commission (D. B. Vassallo) to Niagara Mohawk Power Corporation (G. K. Rhode), dated September 19, 1983.

(2) Letter from Niagara Mohawk Power Corporation (D. P. Dise) to the Nuclear Regulatory Commission (T. A. Ippolito), dated August 7, 1981.

(3) Generic Letter 88-01 endorses NUREG 0313 Revision 2, "Technical Report on Material Selection and Processing Guidelines for BWR Coolant Pressure Boundary Piping," dated January 1988.


AMENDMENT NO.

                                 [GRAPHIC OMMITED]

* Niagara Mohawk Power Corporation retains ownership in certain transmission line and switchyard facilities within the exclusion area boundary. Access and usage are controlled by Nine Mile Point Nuclear Station, LLC by Agreement.


                                  FIGURE 5.1-1
                                 SITE BOUNDARIES
                            NINE MILE POINT - UNIT 1


AMENDMENT NO.                                                                343

                                  UNITED STATES
                          NUCLEAR REGULATORY COMMISSION
                           WASHINGTON D.C. 20555-0001
   {SEAL}



                        NIAGARA MOHAWK POWER CORPORATION
                        --------------------------------

                                DOCKET N0.50-110
                                ----------------

                   NINE MILE POINT NUCLEAR STATION UNIT NO. 2
                   ------------------------------------------

                    AMENDMENT TO FACILITY OPERATING LICENSE
                    ---------------------------------------


                                                              Amendment No.
                                                              License No. NPF-69


1.   The  Nuclear  Regulatory  Commission  (the  Commission)  has  found  that:

     A. The application for amendment by Niagara Mohawk Power Corporation, New York State Electric & Gas Corporation, Rochester Gas and Electric Corporation, Central Hudson Gas & Electric Corporation, and Constellation Nuclear, LLC, dated February 1, 2001, supplemented by letters dated March 1, March 16, March 29, April 5, April 27, May 30 and June 7, 2001, complies with the standards and requirements of the Atomic Energy Act of 1954, as amended (the Act) and the Commission's rules and regulations set forth in 10 CFR Chapter I;

     B. The facility will operate in conformity with the application, the provisions of the Act, and the rules and regulations of the Commission;

     C. There is reasonable assurance (i) that the activities authorized by this amendment can be conducted without endangering the health and safety of the public, and (ii) that such activities will be conducted in compliance with the Commission's regulations;

     D. The issuance of this amendment will not be inimical to the common defense and security or to the health and safety of the public; and

     E. The issuance of this amendment is in accordance with 10 CFR Part 51 of the Commission's regulations and all applicable requirements have been satisfied.

2. Accordingly, the license is hereby amended as indicated in the attachment to this license amendment.

3. This license amendment is effective as of its date of issuance and shall be implemented within 60 days.

                                           FOR THE NUCLEAR REGULATORY COMMISSION




                                           Jon R. Johnson, Director
                                           Office of Nuclear Reactor Regulation

Attachment:
Changes to the Operating License
  and Technical Specifications

Date of Issuance:

                       ATTACHMENT TO LICENSE AMENDMENT NO.
                       -----------------------------------

                    TO FACILITY OPERATING LICENSE NO. NPF-69
                    ----------------------------------------

                                DOCKET NO. 50-410
                                -----------------


Replace the following pages of the Operating License with the attached pages. The revised pages are identified by amendment number and contain vertical lines indicating the area of change.

            Remove           Insert
            ------           ------
            1                1
            2                2
            3                3
            4                4
            5                5
            6                6
            7                7
            8                8
            --               9
            --               10

Replace the following page of the Technical Specifications with the attached page. The revised page is identified by amendment number and contains vertical lines indicating the areas of change.

            Remove           Insert
            ------           ------
            4.0-3             4.0-3

Replace the following page of the Environmental Protection Plan with the attached pages. The revised page is identified by amendment number and contains vertical lines indicating the areas of change.

            Remove           Insert
            ----------       ----------
            Cover page       Cover page

                                  UNITED STATES
                          NUCLEAR REGULATORY COMMISSION
                           WASHINGTON D.C. 20555-0001
   {SEAL}

                 NINE MILE POINT NUCLEAR STATION, LLC (NMP LLC)
                 ----------------------------------------------

                          LONG ISLAND LIGHTING COMPANY
                          ----------------------------

                                DOCKET NO. 50-410
                                -----------------

                     NINE MILE POINT NUCLEAR STATION, UNIT 2
                     ------------------------------------- -

                           FACILITY OPERATING LICENSE
                           --------------------------

                                                              License No. NPF-69

1. The Nuclear Regulatory Commission (the Commission or the NRC) has found that:

     A. The application for a license complies with the standards and requirements of the Atomic Energy Act of 1954, as amended (the Act), and the Commission's regulations set forth in 10 CFR Chapter I, and all required notifications to other agencies or bodies have been duly made;

     B. Construction of the Nine Mile Point Nuclear Station, Unit 2 (the facility) has been substantially completed in conformity with Construction Permit No. CPPR-112 and the application, as amended, the provisions of the Act, and the regulations of the Commission;

     C. The facility will operate in conformity with the application, as amended, the provisions of the Act, and the regulations of the Commission (except as exempted from compliance in Section 2.D. below);

     D. There is reasonable assurance: (i) that the activities authorized by this operating license can be conducted without endangering the health and safety of the public, and (ii) that such activities will be conducted in compliance with the Commission's regulations set forth in 10 CFR Chapter I (except as exempted from compliance in Section 2.D. below);


                                                                Amendment No.

     E. Nine Mile Point Nuclear Station, LLC is technically qualified to engage in the activities authorized by this license in accordance with the Commission's regulations set forth in 10 CFR Chapter I;

     F. Nine Mile Point Nuclear Station, LLC and Long Island Lighting Company have satisfied the applicable provisions of 10 CFR Part 140, "Financial Protection Requirements and Indemnity Agreements," of the Commission's regulations;

     G. The issuance of this license will not be inimical to the common defense and security or to the health and safety of the public;

     H. After weighing the environmental, economic, technical, and other benefits of the facility against environmental and other costs and considering available alternatives, the issuance of Facility Operating License No. NPF-69, subject to the conditions for protection of the environment set forth in the Environmental Protection Plan attached as Appendix B, is in accordance with 10 CFR Part 51 of the Commission's regulations and all applicable requirements have been satisfied; and

     I. The receipt, possession, and use of source, byproduct, and special nuclear material as authorized by this license will be in accordance with the Commission's regulations in 10 CFR Parts 30, 40, and 70.

2. Based on the foregoing findings regarding this facility, and pursuant to approval by the Nuclear Regulatory Commission at a meeting on July 1, 1987, Facility Operating License No. NPF-69, which supersedes the license for fuel loading and low power testing, License No. NPF-54, issued on October 31, 1986, is hereby issued to Nine Mile Point Nuclear Station, LLC and Long Island Lighting Company (the licensees*) to read as follows:

     A. This license applies to the Nine Mile Point Nuclear Station, Unit 2, a boiling water nuclear reactor, and associated equipment (the facility) owned by Nine Mile Point Nuclear Station, LLC and Long Island Lighting Company. The facility is located on the licensees' site on the southeast shore of Lake Ontario in the town of Scriba, Oswego County, New York and is described in the Nine Mile Point Nuclear Station - Unit 2 "Final Safety Analysis Report," as supplemented and amended, and in the "Environmental Report," as supplemented and amended.

     B. Subject to the conditions and requirements incorporated herein, the Commission hereby licenses:

          1) Nine Mile Point Nuclear Station, LLC, pursuant to Section 103 of the Act and 10 CFR Part 50, to possess, use and operate the facility at the

___________
* Nine Mile Point Nuclear Station, LLC is authorized to act as agent for Long Island Lighting Company and has exclusive responsibility and control over the physical construction, operation, and maintenance of the facility.

                                                                   Amendment No.

               above designated location in Oswego County, New York, in accordance with the procedures and limitations set forth in this license;

          (2) Long Island Lighting Company, pursuant to Section 103 of the Act and 10 CFR Part 50, to possess the facility at the designated location in Oswego County, New York, in accordance with the procedures and limitations set forth in this license;

          (3) Nine Mile Point Nuclear Station, LLC, pursuant to the Act and 10 CFR Part 70, to receive, possess and use at any time special nuclear material as reactor fuel, in accordance with the limitations for storage and amounts required for reactor operation, as described in the Final Safety Analysis Report, as supplemented and amended;

          (4) Nine Mile Point Nuclear Station, LLC, pursuant to the Act and 10 CFR Parts 30, 40 and 70, to receive, possess, and use at any time any byproduct, source, and special nuclear material as sealed neutron sources for reactor startup, sealed sources for reactor instrumentation and radiation monitoring equipment calibration, and as fission detectors in amounts as required;

          (5) Nine Mile Point Nuclear Station, LLC, pursuant to the Act and 10 CFR Parts 30, 40 and 70, to receive, possess, and use, in amounts as required, any byproduct, source, or special nuclear material without restriction to chemical or physical form, for sample analysis or instrument calibration or associated with radioactive apparatus or components; and

          (6) Nine Mile Point Nuclear Station, LLC, pursuant to the Act and 10 CFR Parts 30, 40 and 70, to possess, but not separate, such byproduct and special nuclear materials as may be produced by the operation of the facility.

     C. This license shall be deemed to contain and is subject to the conditions specified in the Commission's regulations set forth in 10 CFR Chapter I and is subject to all applicable provisions of the Act and to the rules, regulations, and orders of the Commission now or hereafter in effect; and is subject to the additional conditions specified or incorporated below:

          (1)  Maximum Power Level
               -------------------

               Nine Mile Point Nuclear Station, LLC is authorized to operate the facility at reactor core power levels not in excess of 3467 megawatts thermal (100 percent rated power) in accordance with the conditions specified herein.


                                                                   Amendment No.

          (2)  Technical Specifications and Environmental Protection Plan
               ----------------------------------------------------------

               The Technical Specifications contained in Appendix A and the Environmental Protection Plan contained in Appendix B, both of which are attached hereto, as revised through Amendment No. are hereby incorporated into this license. Nine Mile Point Nuclear Station, LLC shall operate the facility in accordance with the Technical Specifications and the Environmental Protection Plan.

          (3)  Fuel Storage and Handling (Section 9.1, SSER 4)*
               ------------------------------------------------

               a. Fuel assemblies, when stored in their shipping containers, shall be stacked no more than three containers high.

               b. When not in the reactor vessel, no more than three fuel assemblies shall be allowed outside of their shipping containers or storage racks in the New Fuel Vault or Spent Fuel Storage Facility.

               c. The above three fuel assemblies shall maintain a minimum edge-to-edge spacing of twelve (12) inches from the shipping container array and approved storage rack locations.

               d. The New Fuel Storage Vault shall have no more than ten fresh fuel assemblies uncovered at any one time.

          (4)  Turbine System Maintenance Program (Section 3.5.1.3.10, SER)
               -----------------------------------------------------------

               The operating licensee shall submit for NRC approval by October 31, 1989, a turbine system maintenance program based on the manufacturer's calculations of missile generation probabilities. (Submitted by NMPC letter dated October 30,1989 from C. D. Terry and approved by NRC letter dated March 15,1990 from Robert Martin to Mr. Lawrence Burkhardt, III).

          (5)  Inservice Inspection (Sections 5.2.4.3 and 6.6.3, SSER 5)
               --------------------------------------------------------

               The operating licensee shall submit an inservice inspection program in accordance with 10 CFR Sec. 50.55a(g)(4) for staff review by July 31, 1987.

___________
* The parenthetical notation following the title of many license conditions denotes the section of the Safety Evaluation Report (SER) and/or its supplements wherein the license condition is discussed.


                                                               Amendment No.

          (6)  Initial Startup Test Program (Section 14, SER, SSERs 4 and 5)
               ------------------------------------------------------------

               Any changes to the Initial Test Program described in Section 14 of the Final Safety Analysis Report made in accordance with the provisions of 10 CFR 50.59 shall be reported in accordance with 50.59(b) within one month of such change.

          (7)  Operation with Reduced Feedwater Temperature (Section 15.1, SSER
               ----------------------------------------------------------------
               4)
               --

               Nine Mile Point Nuclear Station, LLC shall not operate the facility with reduced feedwater temperature for the purpose of extending the normal fuel cycle. The facility shall not be operated with a feedwater heating capacity less than that required to produce a feedwater temperature of 405 degrees F at rated steady-state conditions unless analyses supporting such operations are submitted by Nine Mile Point Nuclear Station, LLC and approved by the staff.

          (8)  Safety Parameter Display System (SPDS) (Section 18.2, SSERs 3 and
               -----------------------------------------------------------------
               5)
               --

               Prior to startup following the first refueling outage, the operating licensee shall have operational an SPDS that includes the revisions described in their letter of November 19,1985. Before declaring the SPDS operational, the operating licensee shall complete testing adequate to ensure that no safety concerns exist regarding the operation of the Nine Mile Point Nuclear Station, Unit No. 2 SPDS.

          (9)  Detailed Control Room Design Review (Section 18.1, SSERs 5 and 6)
               ----------------------------------------------------------------

               (a)  Deleted per Amendment No. 24 (12-18-90)

               (b) Prior to startup following the first refueling outage, the operating licensee shall provide the results of the reevaluation of normally lit and nuisance alarms for NRC review in accordance with its August 21, 1986 letter.

               (c) Prior to startup following the first refueling outage, the operating licensee shall complete permanent zone banding of meters in accordance with its August 4,1986 letter.

          (10) Additional Condition 1
               ----------------------

               The operating licensee is authorized by Amendment No. 91 to relocate certain Technical Specification requirements previously included in Appendix A to licensee-controlled documents, as described in Table R, Relocated Specifications and Removal of Details Matrix, attached to the NRC Staff's safety evaluation dated February 15, 2000, enclosed with the amendment. Implementation of Amendment No. 91 shall include the relocation of these requirements to the appropriate documents, which shall be completed no later than December 31, 2000. The relocations to the Updated Safety Analysis Report shall be reflected in updates completed in accordance with 10 CFR 50.71(e).


                                                                   Amendment No.

          (11) Additional Condition 2
               ----------------------

               The schedule for performing Surveillance Requirements (SRs) that are new or revised in Amendment No. 91 shall be as follows:

               For SRs that are new in this amendment, the first performance is due at the end of the first surveillance interval that begins on the date of implementation of this amendment.

               For SRs that existed prior to this amendment whose intervals of performance are being reduced, the first reduced surveillance interval begins upon completion of the first surveillance performed after implementation of this amendment.

               For SRs that existed prior to this amendment that have modified acceptance criteria, the first performance is due at the end of the first surveillance interval that began on the date the surveillance was last performed prior to the implementation of this amendment.

               For SRs that existed prior to this amendment whose intervals of performance are being extended, the first extended surveillance interval begins upon completion of the last surveillance performed prior to the implementation of this amendment.

          (12) On the closing date of the transfer of Nine Mile Point Nuclear Station, Unit No. 2 (Unit 2) to it, NMP LLC shall: (1) obtain from the transferors all of their accumulated decommissioning trust funds for Unit 2, and (2) receive a parent company guarantee pursuant to 10 CFR 50.75(e)(1)(iii)(B) (to be updated annually as required under 10 CFR 50.75(f)(1), unless otherwise approved by the NRC) in a form acceptable to the NRC and in an amount which, when combined with the decommissioning trust funds for Unit 2, equals or exceeds the total amount required for Unit 2 pursuant to 10 CFR 50.75(b) and (c).

          (13) The decommissioning trust agreement for Unit 2, at the time the transfer of Unit 2 to NMP LLC is effected and thereafter, is subject to the following:

               a. The decommissioning trust agreement must be in a form acceptable to the NRC.

               b. With respect to the decommissioning trust funds, investments in the securities or other obligations of Constellation Energy Group, Inc., New Controlled, or their affiliates, successors, or assigns, are and shall be prohibited. Except for investments tied to market indexes or other non-nuclear sector mutual funds, investments in any entity owning one or more nuclear power plants are and shall be prohibited.

               c.   The decommissioning trust agreement must provide that no

                                                                   Amendment No.

                    disbursements of payments from the trusts, other than for ordinary administrative expenses, shall be made by the trustee unless the trustee has given the NRC 30 days prior written notice of the payment. The decommissioning trust agreement shall further contain a provision that no disbursements or payments from the trusts shall be made if the trustee receives prior written notice of objection from the Director of the Office of Nuclear Reactor Regulation.

               d. The decommissioning trust agreement must provide that the agreement cannot be amended in any material respect without 30 days prior written notification to the Director of the Office of Nuclear Reactor Regulation.

               e. The appropriate section of the decommissioning trust agreement shall state that the trustee, investment advisor, or anyone else directing the investments made in the trusts shall adhere to a "prudent investor" standard, as specified in 18 CFR 35.32(a)(3) of the Federal Energy Regulatory Commission's regulations.

          (14) NMP LLC shall take all necessary steps to ensure that the decommissioning trusts are maintained in accordance with the Application for approval of the transfer of the Unit 2 license to NMP LLC (Application), the requirements of the Order approving the transfer, and the related safety evaluation.

          (15) At the time of the transfer of Unit 2 to NMP LLC, NMP LLC shall enter or shall have entered into an intercompany credit agreement with Constellation Energy Group (CEG), Inc. or New Controlled, whichever entity is the ultimate parent of NMP LLC at that time, in the form and on the terms represented in the Application. Should New Controlled become the ultimate parent of NMP LLC following the transfer, NMP LLC shall enter or shall have entered into a substantially identical intercompany credit agreement with New Controlled at the time New Controlled becomes the ultimate parent; in such case, any existing intercompany credit agreement with CEG, Inc. may be canceled once the intercompany credit agreement with New Controlled is established. Except as otherwise provided above, NMP LLC shall take no action to void, cancel, or modify any intercompany credit agreement referenced above, without the prior written consent of the Director of the Office of Nuclear Reactor Regulation.

D. The facility requires exemptions from certain requirements of 10 CFR Part 50 and 10 CFR Part 70.

     i)   An  exemption  from  the criticality alarm requirements of 10 CFR Part
          70.24 was granted in the Special Nuclear Materials License No. SNM-1895 dated November 27, 1985. This exemption is described in
          Section 9.1 of Supplement 4 to the SER. This previously granted exemption is continued in this operating license.


                                                                   Amendment No.

     ii) Exemptions to certain requirements of Appendix J to 10 CFR Part 50 are described in Supplements 3, 4, and 5 to the SER. These include (a) (this item left intentionally blank); (b) an exemption from the requirement of Option B of Appendix J, exempting main steam isolation valve measured leakage from the combined leakage rate limit of 0.6 La. (Section 6.2.6 of SSER 5)*; (c) an exemption from Option B of Appendix J, exempting the hydraulic control system for the reactor recirculation flow control valves from Type A and Type C leak testing (Section 6.2.6 of SSER 3); (d) an exemption from Option B of Appendix J, exempting Type C testing on traversing incore probe system shear valves. (Section 6.2.6 SSER 4)

     iii) An exemption to Appendix A to 10 CFR Part 50 exempting the Control Rod Drive (CRD) hydraulic lines to the reactor recirculation pump seal purge equipment from General Design Criterion (GDC) 55. The CRD hydraulic lines to the reactor recirculation pump seal purge equipment use two simple check valves for the isolation outside containment (one side).  (Section  6.2.4,  SSER  3)

     iv) A schedular exemption to GDC 2, Appendix A to 10 CFR Part 50, until the first refueling outage, to demonstrate the adequacy of the downcomer design under the plant faulted condition. This exemption permits additional analysis and/or modifications, as necessary, to be completed by the end of the first refueling outage. (Section 6.2.1.7.4, SSER 3)

     v) A schedular exemption to GDC 50, Appendix A to 10 CFR Part 50 to allow the operating licensee until start-up following the "mini-outage," which is to occur within 12 months of commencing power operation (entering Operational Condition 1), to install redundant fuses in circuits that use transformers for redundant penetration protection in accordance with their letter of August 29, 1986 (NMP2L 0860). (Section 8.4.2, SSER 5)

     vi) A schedular exemption to 10 CFR 50.55a(h) for the Neutron Monitoring System until completion of the first refueling outage to allow the operating licensee to provide qualified isolation devices for Class 1E/non-1E interfaces described in their letters of June 23, 1987 (NMP2L 1057) and June 25, 1987 (NMP2L 1058). (Section 7.2.2.10, SSER
          6).

     For the schedular exemptions in iv), v), and vi), above, the operating licensee, in accordance with its letter of October 31, 1986, shall certify that all systems, components, and modifications have been completed to meet the requirements of the regulations for which the exemptions have been granted and shall provide a summary description of actions taken to ensure that the regulations have been met. This certification and summary shall be provided 10 days prior to the expiration of each exemption period as described above.


____________
* The parenthetical notation following the discussion of each exemption denotes the section of the Safety Evaluation Report (SER) and/or its supplements wherein the safety evaluation of the exemption is discussed.


                                                                   Amendment No.

     The exemptions set forth in this Section 2.D are authorized by law, will not present an undue risk to public health and safety, and are consistent with the common defense and security. These exemptions are hereby granted. The special circumstances regarding each exemption are identified in the referenced section of the Safety Evaluation Report and the supplements thereto. The exemptions in ii) through vi) are granted pursuant to 10 CFR
     50.12. With these exemptions, the facility will operate to the extent authorized herein, in conformity with the application, as amended, the provisions of the Act, and the rules and regulations of the Commission.

E. Nine Mile Point Nuclear Station, LLC shall fully implement and maintain in effect all provisions of the Commission-approved physical security, guard training and qualification, and safeguards contingency plans, including amendments made pursuant to provisions of the Miscellaneous Amendments and Search Requirements revisions to 10 CFR 73.55 (51 FR 27817 and 27822) and to the authority of 10 CFR 50.90 and 10 CFR 50.54(p). The plans, which contain Safeguards Information protected under 10 CFR 73.21, entitled "Nine Mile Point Nuclear Station Physical Security Plan" with revisions submitted through June 9,1994; "Nine Mile Point Nuclear Station Guard Training and Qualification Plan," with revisions submitted through September 30, 1993; and "Nine Mile Point Nuclear Station Safeguards Contingency Plan," with revisions submitted through October 1,1992. Changes made in accordance with 10 CFR 73.55 shall be implemented in accordance with the schedule set forth therein.

F. Except as otherwise provided in the Technical Specifications or Environmental Protection Plan, Nine Mile Point Nuclear Station, LLC shall report any violations of the requirements contained in Section 2.C of this license in the following manner: initial notification shall be made within 24 hours to the NRC Operations Center via the Emergency Notification System, with written followup within 30 days in accordance with the procedures described in 10 CFR 50.73(b), (c), and (e).

G. Nine Mile Point Nuclear Station, LLC shall implement and maintain in effect all provisions of the approved fire protection program as described in the Final Safety Analysis Report for the facility through Amendment No. 27 and as described in submittals dated March 25, May 7 and 9, June 10 and 25, July 11 and 16, August 19 and 22, September 5, 12, and 23, October 10, 21, and 22, and December 9, 1986, and April 10 and May 20, 1987, and as approved in the SER dated February 1985 (and Supplements 1 through 6) subject to the following provision:

          Nine Mile Point Nuclear Station, LLC may make changes to the approved fire protection program without prior approval of the Commission only if those changes would not adversely affect the ability to achieve and maintain safe shutdown in the event of a fire.

H. The licensees shall have and maintain financial protection of such type and in such amounts as the Commission shall require in accordance with Section 170 of the Atomic Energy Act of 1954, as amended, to cover public liability claims.

                                                                   Amendment No.

I. This license is effective as of the date of issuance and shall expire at midnight on October 31, 2026.

                                           FOR THE NUCLEAR REGULATORY COMMISSION

                                           Original signed by:

                                           Thomas E. Murley, Director
                                           Office of Nuclear Reactor Regulation

Enclosures:
1.     Appendix A - Technical
       Specifications (NUREG-1253)
2.     Appendix B - Environmental
       Protection Plan

Date of Issuance: July 2,1987

                                 [GRAPHIC OMITED]


* Niagara Mohawk Power Corporation retains ownership in certain transmission line and switchyard facilities within the exclusion area boundary. Access and usage are controlled by Nine Mile Point Nuclear Station, LLC by Agreement.

                           Figure 4.1-1 (Page 1 of 1)
            Site Area and Land Portion of Exclusion Area Boundaries
NMP2                                    4.0-3                          Amendment

                                   APPENDIX B

                    TO FACILITY OPERATING LICENSE NO. NPF-69
                     NINE MILE POINT NUCLEAR STATION UNIT 2



                                DOCKET NO. 50-410



                          ENVIRONMENTAL PROTECTION PLAN
                                (NONRADIOLOGICAL)




                                                                   Amendment No.

                                  UNITED STATES
                          NUCLEAR REGULATORY COMMISSION
                           WASHINGTON. D.C. 20555-0001
   {SEAL}


          SAFETY EVALUATION BY THE OFFICE OF NUCLEAR REACTOR REGULATION
          -------------------------------------------------------------

                       TRANSFER OF OPERATING LICENSES FOR
                       ----------------------------------

               NINE MILE POINT NUCLEAR STATION, UNIT NOS. 1 AND 2
               --------------------------------------------------

                     TO NINE MILE POINT NUCLEAR STATION, LLC
                     ---------------------------------------

                           DOCKET NOS. 50-220 & 50-410
                           ---------------------------



1.0     INTRODUCTION
        ------------

Pursuant to Section 184 of the Atomic Energy Act (AEA) of 1954, as amended, and
Section 50.80 of Title 10 of the Code of Federal Regulations (10 CFR 50.80), Constellation Nuclear, LLC on behalf of its indirect subsidiary, Nine Mile Point Nuclear Station, LLC (NMP LLC), Niagara Mohawk Power Corporation (NMPC), New York State Electric & Gas Corporation (NYSEG), Rochester Gas and Electric Corporation (RG&E), and Central Hudson Gas & Electric Corporation (CHGEC) by a joint application dated February 1, 2001, as supplemented on March 1, March 16, March 29, April 5, April 27, May 30, and June 7, 2001 (collectively, hereafter, the Application), requested that the Nuclear Regulatory Commission (NRC) consent to a transfer of Facility Operating Licenses Nos. DPR-63 and NPF-69 for Nine Mile Point Nuclear Station, Unit Nos. 1 and 2 (NMP1 and NMP2, respectively), to the extent held by the applicants, to NMP LLC. The supplemental information did not expand the scope of the request as originally noticed in the Federal Register.

The applicants specifically requested the following:

1. An Order consenting to the transfer of Facility Operating License No. DPR-63 for NMP1 from NMPC, to NMP LLC, including NMPC's operating authority pursuant to the license. NMP1 is a 1850-MWt nuclear power plant consisting of a General Electric boiling-water reactor (BWR), a General Electric steam turbine, and other associated equipment located on the shore of Lake Ontario, in Scriba, New York, approximately 7 miles northeast of Oswego, New York. The Operating License for NMP1 will expire on August 22, 2009. NMPC is the sole owner and operator of NMP1.

2. An Order consenting to the transfer of Facility Operating License No. NPF-69 for NMP2 from NMPC, NYSEG, RG&E, and CHGEC, to NMP LLC, including NMPC's operating authority pursuant to the license. NMP2 is a 3467-MWt nuclear power plant consisting of a General Electric BWR, General Electric turbine and other associated equipment. NMP2 is located at the same site as NMP1. The Operating License for NMP2 will expire on October 31, 2026. NMPC holds a 41% undivided ownership interest in NMP2 and is the licensed operator. The other owners of NMP2 are NYSEG, 18%; Long Island Lighting Company, doing business as Long Island Power Authority (LIPA), 18%; RG&E, 14%; CHGEC, 9%. LIPA is not involved in this transfer and will retain its 18% ownership interest in NMP2 and remain a licensee.

3. Approval of certain indirect transfers of the licenses, which may occur following the closing of the direct transfers, by reason of the establishment of a new, indirect, intermediate parent company of NMP LLC, or by reason of certain investment and restructuring actions that would result in one of the shareholders of the ultimate parent company of NMP LLC having a voting interest of up to 17.5%, with the remaining shares widely held or disbursed. The circumstances underlying the potential indirect transfers are described in further detail, later in this safety evaluation.

The Application also requested the approval of conforming license amendments to reflect the proposed direct license transfers.

2.0  BACKGROUND
     ----------

2.1  The Proposed Direct and Indirect Transfer of the Licenses
     ---------------------------------------------------------

As stated above, the proposed transferee for the NMP1 and NMP2 licenses (except for the interest in the NMP2 license being retained by LIPA) is NMP LLC. Currently NMP LLC is a direct, wholly owned subsidiary of Constellation Nuclear Power Plants, Inc., which, in turn, is a subsidiary of Constellation Nuclear, LLC. Constellation Energy Group, Inc. (CEG Inc.) is the parent of Constellation Nuclear, LLC, and thus the indirect, ultimate parent of NMP LLC.

The transfer of NMPC's license for NMP1 and the license as held by NMPC, RG&E, CHGEC, and NYSEG for NMP2 to NMP LLC is expected to take place at approximately the same time as a corporate realignment and separation of the merchant energy business of CEG Inc., which will be separated from CEG Inc.'s retail service business. With respect to the new merchant energy business, limited liability companies have been or are being formed that will be consolidated under a newly-formed holding company named New Controlled, to be initially a wholly owned subsidiary of CEG Inc. One of the new limited liability companies, NMP LLC, will receive all of the assets and liabilities of NMP1 and the assets and liabilities of NMP2 that are being transferred by the NMP2 applicants. Thus, with the approval of the direct license transfers, NMP LLC will become the licensed operator of NMP1 and NMP2, the sole owner of NMP1, and an 82% owner of NMP2.

Calvert Cliffs Nuclear Power Plant, Inc. is an indirect subsidiary of CEG, Inc. The Calvert Cliffs Nuclear Power Plant, Inc.'s December 20, 2000, license transfer application, involving that facility, outlined a fourteen-step corporate realignment process that will change CEG Inc.'s corporate structure. The realignment or restructuring is described below.

Because of the complexity of the realignment process, no abbreviations or acronyms will be used in the following descriptions of the fourteen-step realignment:

     Step One: Constellation Enterprises, Inc., will be merged into Constellation Energy Group, Inc., with Constellation Energy Group, Inc., as the surviving corporation.

     Step Two: Constellation Holdings, Inc., will be merged into Constellation Energy Group, Inc., with Constellation Energy Group, Inc., as the surviving corporation.

     Step Three: The interests of Constellation Investments, Inc.'s subsidiaries owning interests in certain electric power projects will be distributed to Constellation Energy Group, Inc. Constellation Energy Group, Inc., will then contribute the interests in the Constellation Investments, Inc. power subsidiaries to Constellation Power, Inc.

     Step Four: Constellation Power, Inc., will distribute to Constellation Energy Group, Inc., all of the stock of Constellation Power International Investments, Ltd.

     Step Five: Constellation Power, Inc., will convert, to the extent practicable, its direct and indirect wholly-owned subsidiaries to limited liability companies. Constellation Power, Inc., will form Constellation Power, LLC, and contribute certain of its direct and indirect wholly owned companies to Constellation Power, LLC.

     Step Six: Constellation Power Source Holdings, Inc. will form a new entity, Constellation Power Source Generation-Delaware, Inc., as a direct, wholly owned subsidiary. Constellation Power Source Generation-Delaware, Inc., will form Constellation Power Source Generation, LLC. Thereafter, Constellation Power Source Generation, Inc., will merge into Constellation Power Source Generation, LLC. The effect of the merger will result in all of the assets and associated liabilities of Constellation Power Source Generation-Delaware, Inc., being transferred to Constellation Power Source Generation, LLC.

     Step Seven: The stock of Constellation Power Source, Inc., which is currently owned by Constellation Power Source Holdings, Inc., will be transferred to Constellation Power Source Generation-Delaware, Inc., following which Constellation Power Source, Inc., will be converted into a limited liability company, Constellation Power Source, LLC.

     Step Eight: Constellation Nuclear, LLC, will form (and, in fact, has formed) a new entity, Constellation Nuclear Power Plants, Inc. as a direct, wholly owned subsidiary. Constellation Nuclear Power Plants, Inc. will form Nine Mile Point Nuclear Station, LLC. (Note that this step has already been completed.) In addition, Constellation Nuclear Power Plants, Inc., will form another subsidiary, Calvert Cliffs Nuclear Power Plant LLC, as a sister of Nine Mile Point Nuclear Station, LLC. Calvert Cliffs Nuclear Power Plant, Inc., will merge into Calvert Cliffs Nuclear Power Plant, LLC.

     Step Nine: Constellation Nuclear Services, Inc., a direct, wholly owned subsidiary of Constellation Nuclear, LLC, will contribute all of its assets to a newly-formed limited liability company, Constellation Nuclear Services, LLC.

     Step Ten: Constellation Energy Group, Inc., will form a new merchant generation holding company, New Controlled, as a direct wholly owned subsidiary.

     Step Eleven: The membership interests in Constellation Nuclear, LLC, and the shares of Constellation Power Source Holdings, Inc., and Constellation Power, Inc., now owned by Constellation Energy Group, Inc., will be contributed to New Controlled. Thereafter, New Controlled will own Constellation Nuclear, LLC.

     Step Twelve: Virgo Holdings, Inc., will contribute cash and other assets to Constellation Power, LLC, Constellation Power Source Generation, LLC, Nine Mile Point Nuclear Station, LLC, Calvert Cliffs Nuclear Power Plant, LLC, Constellation Power Source, LLC, and Constellation Nuclear Services, LLC, in exchange for a membership interest in each of the foregoing not to exceed a 17.5% interest.

     Step Thirteen: Constellation Energy Group, Inc., will contribute its shares owned in Orion Power Holdings, Inc. (acquired pursuant to a merger of Constellation Enterprises, Inc. into Constellation Energy Group, Inc.) to BGE Home Products & Services, Inc. Orion Power Holdings, Inc., will become a direct, partially-owned subsidiary of BGE Home Products & Services, Inc.

     Step Fourteen: Constellation Energy Group, Inc., will distribute New Controlled common shares to the public shareholders of Constellation Energy Group, Inc. Immediately thereafter, Constellation Energy Group, Inc., will change its name to BGE Corporation and New Controlled will change its name to Constellation Energy Group, Inc.

The realignment or restructuring of CEG Inc. is relevant to the direct transfers to NMP LLC because the direct transfers may occur at some point before the restructuring is completed. If such is the case, then certain restructuring steps may effect an indirect transfer of the licenses as then held by NMP LLC. In particular, if the direct transfers precede the creation of New Controlled as an intermediate, indirect parent of NMP LLC, then the establishment of New Controlled as such would result in an indirect transfer of the licenses to New Controlled, albeit with CEG Inc. remaining the ultimate parent of NMP LLC. Furthermore, if the direct transfers precede the acquisition by Virgo Holdings, Inc., of up to a 17.5% voting interest in New Controlled (assuming New Controlled has already become the intermediate parent of NMP LLC) and the distribution of the remaining voting shares of New Controlled by CEG Inc. to CEG Inc.'s current shareholders, then there may be an indirect transfer of the licenses once these two events transpire, by reason of Virgo Holdings, Inc., effectively gaining possession of the largest single voting interest in the ultimate parent of NMP LLC. The details of the Virgo Holdings, Inc. investment and the distribution of CEG Inc. shares to its stockholders is provided below.

2.2  VIRGO  HOLDINGS.  INC.
     ----------------------

Virgo Holdings, Inc. (Virgo), a Delaware corporation that is an indirect, wholly owned subsidiary of The Goldman Sachs Group, Inc. (Goldman) (also a Delaware corporation), will obtain a partial ownership interest in, and a proportional right to, the profits and losses from the merchant energy business of CEG Inc.

After the completion of the corporate realignment process, as described earlier in Section 2.1 of this Safety Evaluation, Virgo is expected to purchase up to a 17.5% interest in NMP LLC, as well as in other CEG Inc. limited liability companies.

According to the applicants, as part of the Virgo transaction, CEG Inc., will cause New Controlled, or a subsidiary thereof, to become a member of each of the limited liability companies. Virgo will also become a member of each of the limited liability companies, including NMP LLC. Virgo will have no voting rights on the management committee of the limited liability companies, including the committee that oversees the operation of NMP1 and NMP2, but only an economic interest as a member of each of the limited liability companies. According to the applicants, Virgo will contribute cash in specified amounts and certain other assets to the limited liability companies.

Virgo is expected to own up to 17.5% in each of the limited liability companies at closing of the Virgo investment (based on a pro-forma balance sheet as of September 30, 2000). That percentage may decline (but will not increase) depending upon future changes. Virgo has an option to make an additional cash contribution at closing in lieu of having its interest reduced below 17.5%.

At the closing, New Controlled will create a new class of New Controlled common stock (Class B Common Stock), consisting of a single share, no par value, to be issued to Virgo. The Class B share conveys voting rights in New Controlled equivalent to Virgo's percentage economic interest in each of the limited liability companies. Also at the closing, CEG Inc. will cause the Board of Directors of New Controlled to be composed of twelve individuals, ten selected By CEG Inc., and two selected by Virgo.

The Application states that management of each of the limited liability companies shall be by management committee consisting of individuals appointed by New Controlled (or a subsidiary of New Controlled). One individual of each limited liability company's management committee will be appointed by Virgo. However, the Virgo representative on the committee will have no vote.

The Application states that Virgo will have the right to exchange all or a uniform percentage of its membership interests in the limited liability companies for shares of Class A Common Stock in New Controlled and to require New Controlled to purchase Virgo's membership interests in the limited liability companies. If Virgo exercises this right, its percentage interest in New Controlled (through its ownership of the Class A Common Stock) will be equivalent to the percentage interest in the limited liability companies that Virgo has elected to exchange. Exercise by Virgo of its exchange rights will reduce Virgo's voting rights held pursuant to its Class B share of New Controlled by the number of voting rights attributable to the Class A Common Stock issued to Virgo pursuant to the exchange.

2.3 The Spin-off
    ------------

After Virgo purchases its interest in each of the limited liability companies, all of the common (voting) stock of New Controlled will be distributed to CEG Inc.'s shareholders to effect the Spin-off. The Spin-off is expected to occur in mid to late 2001. When New Controlled becomes publicly owned, it will change its name to Constellation Energy Group, Inc. and CEG Inc. will change its name to BGE Corporation.

Virgo will have the right to require the current CEG Inc. to purchase Virgo's membership interest in the limited liability companies if the Spin-off does not occur by October 22, 2002.

At any time beginning 6 months after the Spin-off and ending 10 years after the closing, Virgo is entitled to purchase from New Controlled a specified number of shares of Class A Common Stock in New Controlled (Warrant) through a cashless exercise at a specified price. In lieu of issuing Class A Common Stock to Virgo in connection with exercise of the Warrant, New Controlled has the right to repurchase the Warrant at a price determined pursuant to a formula. The number of shares covered by the Warrant is subject to adjustment depending on Virgo's ownership percentage in the limited liability companies and New Controlled at the time of the Spin-off.

If Virgo subsequently exercises its rights under the Warrant between 6 months after the Spin-off and 10 years after the closing, it could increase its ownership interest in New Controlled. The amount of additional Class A Common Stock of New Controlled that Virgo could receive upon exercise of the Warrant is dependent on the increase in the market price of New Controlled Class A Common Stock at the time of exercise over the exercise price of $60.00. However, New Controlled has the option to pay the value of the Warrant in cash, in which case no additional Class A Common Stock would be issued to Virgo upon the exercise of the Warrant.

2.4  Transfers Analyzed by the Staff
     -------------------------------

The staff below analyzes the direct transfer of the NMP1 and NMP2 licenses, to the extent held by the existing licensee applicants, to NMP LLC, assuming the completion of the Virgo investment (not including any exercise of the Warrant) and the Spin-off. The staff also analyzes the indirect transfer of the licenses that would result from the establishment of New Controlled as an indirect, intermediate parent of NMP LLC, assuming the direct transfers have occurred first. The staff further analyzes the indirect transfer of the licenses to the extent such would be effected by the completion of the Virgo investment (not including any exercise of the Warrant) coupled with the Spin-off, assuming the direct transfers have occurred first. The staff has determined that any future actions taken in connection with the exercise of the Virgo Warrant, i.e., the acquisition by Virgo of voting interests in New Controlled above 17.5%, is too indefinite and speculative at this time, and that, therefore, any direct or indirect transfer of the licenses that may be associated with such actions will not be analyzed or approved by the staff at this time, and would be required to be the subject of a future license transfer application, as appropriate.

3.0  FINANCIAL QUALIFICATIONS ANALYSIS
     ---------------------------------

Pursuant to 10 CFR 50.33(f), an applicant is required to demonstrate its financial qualifications unless it is an electric utility pursuant to 10 CFR
50.2. Section 50.2 of 10 CFR states that an electric utility is "any entity that generates or distributes electricity and which recovers the cost of this electricity, either directly or indirectly, through rates established by the entity itself or by a separate regulatory authority." For the first eight to ten years following the transfers, NMP LLC will sell 90% of its capacity to the transferors through Power Purchase Agreements and will sell the remainder at market-based rates. Thereafter, NMP LLC will sell its capacity at market-based rates after the Power Purchase Agreements expire. The staff has concluded that NMP LLC will not meet the definition of an electric utility.

As both a newly-formed entity and a non-electric utility applying to own and to operate nuclear power plants, NMP LLC must meet the requirements of 10 CFR 50.33(f) by providing information which shows the following:

     1. As a non-electric utility applicant for operating licenses, it possesses or has reasonable assurance of obtaining the funds necessary to cover estimated operating costs for the period of the licenses. It must estimate total annual operating costs for the first 5 years of facility operations and indicate the source of funds to cover these costs.

     2. As a newly-formed entity organized primarily for the purpose of operating nuclear power plants, it must show: (a) the legal and financial relationships it has or proposes to have with its stockholders or owners; (b) its financial ability to meet any contractual obligation to the entity which they have incurred or propose to incur; and (c) any information considered necessary by the Commission to enable it to determine the applicant's financial qualification.

In addition, 10 CFR 50.33(k)(1) requires that an applicant for an operating license for a production or utilization facility must provide information described in 10 CFR 50.75 indicating reasonable assurance that funds will be available to decommission the facilities. NMP LLC's proposals for decommissioning funding assurance are discussed in Section 4.0 of this evaluation.

The applicants state that NMP LLC will possess, or will have reasonable assurance of obtaining, the funds necessary to cover estimated operating costs for the periods of the licenses in accordance with 10 CFR 50.33(f)(2) and the guidance in the Standard Review Plan on Power Reactor Licensee Financial Qualifications and Decommissioning Funding Assurance (NUREG-1577, Rev. 1). In accordance with NUREG-1577, Rev. 1, a Projected Income Statement for the operation of NMP1 and NMP2 for the 5-year period following the anticipated closing date has been submitted in the Application. The Projected Income Statement provides the total estimated annual operating costs for NMP1 and 82% of the total estimated annual operating costs for NMP2. The Projected Income Statement indicates that the source of funds to cover the operating costs will be operating revenues. The Projected Income Statement includes schedules that provide information regarding various projections for plant operations, market price, fuel expenses, and depreciation, including the effects of anticipated capital additions.

The staff finds that the Projected Income Statement shows that the anticipated revenues from NMP LLC's sales of capacity and energy from NMP1 and NMP2 provides reasonable assurance of an adequate source of funds to meet NMP LLC's share of the operating expenses of NMP1 and NMP2 during the 5-year period following the anticipated closing date. As discussed in general terms above, for NMP1, 90% of the revenue will come from capacity and energy sales to NMPC, based on a Power Purchase Agreement with NMPC, through August 2009. For NMP2, starting on the closing date and continuing over the next 10 years, 90% of the revenue from capacity and energy sales corresponding to NMP LLC's 82% interest in NMP2 will be derived pursuant to a Power Purchase Agreement with NMPC, NYSEG, RG&E and CHGEC. The Power Purchase Agreements are unit contingent (i.e., power has to be delivered only to the extent that it is generated) and provide for the sale of power at an average price of approximately $[ ]/MWh. Copies of the Purchase Power Agreements were provided in the February 1, 2001, submittal, as Exhibit 8.

As mentioned earlier, the remaining capacity and energy sales during the periods of the respective Power Purchase Agreements for NMP1 and NMP2, will be sold at market-based rates, as will all capacity and energy after the Purchase Power Agreements expire.

The Revenue Sharing Agreements for NMP 2 provide that, for the 10 years following the expiration of the NMP2 Power Purchase Agreement, NMPC, NYSEG, RG&E and CHGEC may share in a portion of NMP LLC's power sales revenues for electricity generated at NMP2, depending upon actual market price of this electricity. Revenue sharing will occur only in the event that the market price of electricity reaches the contractual "strike price," which is higher than the market prices assumed in the Projected Income Statement and thus, under such circumstances, NMP LLC's revenues would be higher than projected. The revenue sharing arrangements are not affected by NMP2's operating expenses and will not give rise to economic performance incentives. A copy of the Revenue Sharing Agreement was provided in the February 1, 2001, submittal as Exhibit 9. The Application states that the revenue sharing agreements between NMP LLC and NMPC, NYSEG, RG&E and CHGEC are substantially identical. The Projected Income Statement for NMP LLC is unaffected by NMP2's revenue sharing arrangements between NMP LLC and NMPC, NYSEG, RG&E and CHGEC.

The following table summarizes NMP LLC's projected revenue per MWh.

NINE MILE POINT NUCLEAR STATION LLC (NMP LLC)
PROJECTED REVENUE per MWh.

                 2002  2003  2004  2005  2006
                 ----------------------------
PPA Revenue      $[ ]  $[ ]  $[ ]  $[ ]  $[ ]
Market Revenue   $[ ]  $[ ]  $[ ]  $[ ]  $[ ]
                 -----------------------------
Avg. $/MWh       $[ ]  $[ ]  $[ ]  $[ ]  $[ ]

The following projected income statement reflects current estimates of revenue and operations for NMP LLC.

                  NINE MILE POINT NUCLEAR STATION LLC (NMP LLC)
                           PROJECTED INCOME STATEMENT
                                     ($000s)

                      2002  2003  2004  2005  2006
                      ----------------------------
Revenues:
  PPA Revenue         $[ ]  $[ ]  $[ ]  $[ ]  $[ ]
  Market Revenue      $[ ]  $[ ]  $[ ]  $[ ]  $[ ]
                      ----------------------------
    Total             $[ ]  $[ ]  $[ ]  $[ ]  $[ ]

Expenses:
  Fuel                $[ ]  $[ ]  $[ ]  $[ ]  $[ ]
  O&M                 $[ ]  $[ ]  $[ ]  $[ ]  $[ ]
  Depreciation        $[ ]  $[ ]  $[ ]  $[ ]  $[ ]
  Decommissioning     $[ ]  $[ ]  $[ ]  $[ ]  $[ ]
  Other Taxes         $[ ]  $[ ]  $[ ]  $[ ]  $[ ]
  Insurance           $[ ]  $[ ]  $[ ]  $[ ]  $[ ]
                      ----------------------------
    Total:            $[ ]  $[ ]  $[ ]  $[ ]  $[ ]


Income before
  interest & taxes    $[ ]  $[ ]  $[ ]  $[ ]  $[ ]

Interest  expense     $[ ]  $[ ]  $[ ]  $[ ]  $[ ]

Earnings/Decom. Fund  $[ ]  $[ ]  $[ ]  $[ ]  $[ ]

Income  taxes         $[ ]  $[ ]  $[ ]  $[ ]  $[ ]

Net income            $[ ]  $[ ]  $[ ]  $[ ]  $[ ]

The staff finds that NMP LLC's projection of operating expenses is consistent with the aggregate history of NMP1 and NMP2.

With respect to the projected capacity factors used to determine the Total Projected Revenue in the 2002 to 2006 Projected Income Statement, the staff notes that the combined projected capacity factors for NMP1 and NMP2 for the years 2002 to 2006 are [ ], [ ], [ ], [ ], [ ], respectively. These projected capacity factors are, on the average, [ ] than the combined capacity factors experienced at NMP1 and NMP2 for the years 1994 thru 1999.

In the May 30, 2001, submittal, Constellation Nuclear, LLC (Constellation Nuclear) outlined a program of capacity factor improvements consisting of work management and equipment improvement programs. These improvement programs are based on Constellation Nuclear's experience at other facilities. The staff has reviewed these management and equipment improvement programs and find them to be consistent with the increased level of the capacity factors used in the Projected Income Statement for the years 2002 to 2006. Moreover, the staff has determined that even using an average historic capacity factor of 84.2% (as opposed to the average forecast capacity factor of [ ]%) income projections will still show enough revenue to cover the anticipated operating expenses in the Projected Income Statement for the years 2002 to 2006.

The staff finds that NMP LLC has fulfilled the requirements of 10 CFR 50.33(f) to provide information that it has reasonable assurance of having the financial resources to maintain and operate NMP1 and NMP2 as a non-electric utility and as a newly-formed entity, and to obtain the funds necessary to cover the estimated operating costs for the period of the licenses.

The NRC staff notes that CEG Inc. operates a cash pool for all of its subsidiaries. NMP LLC will be a member of the cash pool for as long as it is a subsidiary of CEG Inc. Following the Spin-off, NMP LLC will be a member of a similar New Controlled cash pool. The following discussion applies to both. Each day, each member of the cash pool provides CEG Inc. (after the Spin-off, New Controlled will be renamed Constellation Energy Group, Inc., also referred to herein as CEG Inc.) with its cash position for that day. Each day, the members also transfer to the pool any excess cash, which is invested unless another member of the pool needs it. On any day, if members need more cash than is available from the pool, CEG Inc. sells commercial paper to the public markets. Money from the sale of commercial paper is wired into the member's account later the same day. When a member borrows money from the pool, the amount is recorded on a master demand note (a draft of the master note is attached to the February 1, 2001, submittal as Exhibit 10-A), and is payable with interest to CEG Inc. upon 24-hour demand. The cash pool and CEG Inc.'s commercial paper program is financially liquid and can provide cash to meet operating and maintenance expenses usually on the same day such needs are identified. As of the date of
the Application, CEG Inc. has a $[    ] commercial paper program rated A1 by
Standard & Poor's and P1 by Moody's. CEG Inc. has credit agreements and
committed bank lines of credit totaling $[    ]to support its commercial paper
program. CEG Inc.'s commercial paper balances averaged $[    ] per month since
the cash pool was created in July of 1999.

CEG Inc. and NMP LLC will enter into an intercompany credit agreement in a form provided with the February 1, 2001 submittal, whereby, for as long as NMP LLC is a subsidiary of CEG Inc., it will provide any cash needed by NMP LLC that is not available from the cash pool to protect public health and safety. At the time of the Spin-off, New Controlled and NMP LLC will enter into an intercompany credit agreement with substantially the same terms. The staff has analyzed the ability of CEG, Inc. and New Controlled to meet the terms of the credit agreement and concludes they would have the financial capability. To ensure that the foregoing credit lines are available as might be necessary, the NRC staff concludes that they should be the subject of a condition of approval of the license transfers, and a conforming license amendment condition, essentially as follows:

     At the time of the direct transfers, NMP LLC shall enter or shall have entered into an intercompany credit agreement with CEG Inc. or New Controlled, whichever entity is the ultimate parent of NMP LLC at that time, in the form and on the terms represented in the Application. Should New Controlled become the ultimate parent of NMP LLC following the direct transfer of the licenses to NMP LLC, NMP LLC shall enter or shall have entered into a substantially identical intercompany credit agreement with New Controlled at the time New Controlled becomes the ultimate parent; in such case, any existing intercompany credit agreement with CEG Inc. may be canceled once the intercompany credit agreement with New Controlled is established. Except as otherwise provided above, NMP LLC shall take no action to void, cancel, or modify any intercompany credit agreement referenced above, without the prior written consent of the Director of the Office of Nuclear Reactor Regulation.

The staff has analyzed the direct transfer of the licenses from NMPC, NYSEG, RG&E, and CHGEC to NMP LLC. Depending upon the timing of the transfers of the licenses for NMP1 and NMP2, additional indirect transfers may result due to the creation of New Controlled as an intermediate, indirect parent of NMP LLC, or the Virgo investment coupled with the Spin-off being completed after direct transfers. The Application states that there will be no effect on NMP LLC's financial qualifications as a result. The staff finds that the financial qualifications of NMP LLC, as direct holder of the licenses for NMP1 and NMP2, will not be affected by the foregoing transaction(s).

4.0  DECOMMISSIONING FUNDING
     -----------------------

4.1  Discussion and Evaluation of Decommissioning Funding
     ----------------------------------------------------

The NRC has determined that the requirements to provide assurance of decommissioning funding and provision of an adequate amount of decommissioning funding are necessary to ensure the adequate protection of public health and safety.

Section 50.33(k) of 10 CFR requires that an application for an operating license for a utilization facility contain information indicating how reasonable assurance will be provided that funds will be available to decommission the facility.

Section 50.75 requires each power reactor licensee to certify that it will provide decommissioning funds in an amount that may be more but not less than the amount determined under the formulas in Section 50.71 (c)(l) and (2).

The Application states that on the closing date, the NMP1 and NMP2 decommissioning trust funds will be transferred to NMP LLC, and NMP LLC will deposit the funds to external funds segregated from NMP LLC's assets and outside its administrative control, in accordance with the requirements of 10 CFR 50.75(e)(1)(i). NMP LLC will select a trustee licensed to act as such by a State or Federal authority, who will manage investments of the funds in accordance with applicable requirements.

The applicants state that NMP LLC's Nuclear Decommissioning Master Trust Fund Agreement will be in a form which is acceptable to the NRC and will provide, in addition to any other clauses, the following:

     (a) Investments in the securities of NMP LLC, CEG Inc., New Controlled, their affiliates, subsidiaries, or successors and assigns shall be prohibited;

     (b) Except for investments tied to market indices or other non-nuclear sector mutual funds, investments in any entity owning one or more nuclear power plants shall be prohibited;

     (c) The Director, Office of Nuclear Reactor Regulation, shall be given 30 days prior written notice of any material amendment to the trust agreement and of any decision to disburse funds for non-administrative purposes from the trusts.

The Application contains calculations of the minimum NRC formula amounts required for the radiological decommissioning of NMP1 and NMP2, pursuant to 10 CFR 50.75(c), NRC Regulatory Guide 1.159 and NUREG-1307, Rev. 9. Based on these calculations, which were provided in the February 1, 2001, submittal at Exhibit 14, the applicants concluded that the minimum formula amount for NMP1 is approximately $376.5 million, and the minimum formula amount for NMP2 is approximately $345.5 million. The NRC staff has reviewed the calculations provided with the Application and accepts the results as accurate.

The Application estimates that the amounts in the decommissioning trusts that will be transferred to NMP LLC on the closing date will be $266 million for NMP1 and $176 million for NMP2. Therefore, according to the application, additional funding assurance of approximately $55 million for NMP1 and approximately $34 million for the 82% interest in NMP2 is required. The additional funding assurance will be provided by a parent company guarantee. The Application contains, at Exhibit 15A of the February 1, 2001, submittal, the calculations of the additional funding assurance needed. In accordance with 10 CFR 50.75(e), credit for a 2% annual real-rate of return for the remaining term of the operating licenses - 8 years and 25 years, respectively was taken in calculating the amounts required for the parent company guarantee. The staff has reviewed the calculations in Exhibit 15A and finds them to be accurate.

In conformance with 10 CFR Part 30, Appendix A, the demonstration of the financial assurance test for a parent company guarantee by CEG Inc. was provided in the February 1, 2001, submittal as Exhibit 13A. The NRC staff has reviewed the information and has confirmed that CEG Inc. has passed the financial assurance test, i.e., CEG Inc. has fulfilled the requirements of 10 CFR Part 30, Appendix A, for the financial assurance test for a corporate parent guarantee.

4.2   NRC Staff's Conclusion on Decommissioning Funds
      -----------------------------------------------

The NRC staff concludes that NMP LLC has complied with the requirements of 10 CFR 50.75 with respect to the amount of decommissioning funding it must certify that it will provide. The amount that the transferors propose to have placed in the decommissioning trust funds, factoring in a 2% annual real rate of return, in combination with a parent company guarantee pursuant to 10 CFR 50.75(e)(a)(iii) in the amount of $55 million and $35 million for NMP1 and NMP2, respectively, will equal the amount calculated using the generic formulas in 10 CFR 50.75(c), and provide reasonable assurance of adequate decommissioning funding. The form or provisions of the parent company guarantee while the guarantee is in effect should be consistent with NRC regulatory guidance applicable during such time.

To ensure the transfer of decommissioning funds as stated in the Application, the NRC staff concludes that a condition of approval of the direct transfer and conforming license condition is appropriate, essentially as follows:

     On the closing date of the transfer of NMP1 and NMP2 to it, NMP LLC shall:
     (1) obtain from the transferors all of their accumulated decommissioning trust funds for NMP1 and NMP2, respectively, and (2) receive [a] parent company guarantee[s] pursuant to 10 CFR 50.75(e)(i)(iii)(B) (to be updated annually as required under 10 CFR 50.75(f)(1), unless otherwise approved by the NRC) in a form acceptable to the NRC and in [an] amount[s] which, when combined with the decommissioning trust funds for NMP1 and NMP2, equals or exceeds the total amounts required for NMP1 and NMP2, respectively, pursuant to 10 CFR 50.75(b) and (c).

The staff has also determined that certain decommissioning trust agreement conditions are necessary to provide reasonable assurance of decommissioning funding in the case of unregulated non-electric utility entities such as NMP LLC, which are not subject to traditional State controls on decommissioning funding. Accordingly, the provisions below must be incorporated as conditions of approval of the license transfers and as conforming amendment conditions, essentially as follows:

     The master decommissioning trust agreement for NMP1 and NMP2, at the time the direct transfers are effected and thereafter, is subject to the following:

     a. The decommissioning trust agreement must be in a form acceptable to the NRC.

     b. With respect to the decommissioning trust funds, investments in the securities or other obligations of CEG Inc., New Controlled, or their affiliates, successors, or assigns, are and shall be prohibited. Except for investments tied to market indexes or other non-nuclear sector mutual funds, investments in any entity owning one or more nuclear power plants are and shall be prohibited.

     c. The decommissioning trust agreement must provide that no disbursements or payments from the trusts, other than for ordinary administrative expenses, shall be made by the trustee unless the trustee has first given the NRC 30 days prior written notice of the payment. The decommissioning trust agreement shall further contain a provision that no disbursements or payments from the trusts shall be made if the trustee receives prior written notice of objection from the Director of the Office of Nuclear Reactor Regulation.

     d. The decommissioning trust agreement must provide that the agreement cannot be amended in any material respect without 30 days prior written notification to the Director of the Office of Nuclear Reactor Regulation.

     e. The appropriate section of the decommissioning trust agreement shall state that the trustee, investment advisor, or anyone else directing the investments made in the trusts shall adhere to a "prudent investor" standard, as specified in 18 CFR 35.32(a)(3) of the Federal Energy Regulatory Commission's regulations.

4.3  NRC  Staff's  Conclusion  on  the  Decommissioning  Funding  Assurance
     ----------------------------------------------------------------------
     Mechanism
     ---------

The NRC staff concludes that, given the considerations discussed above and subject to the trust agreement containing provisions as previously discussed, NMP LLC's proposed decommissioning funding assurance mechanism meets the requirements of 10 CFR 50.75(e). The NRC staff further concludes that in order to ensure that the decommissioning trust is maintained consistent with the staff's action on the Application, essentially the following should be included as a condition of the direct transfer approval and as a conforming condition in the NMP1 and NMP2 licenses:

     NMP LLC shall take all necessary steps to ensure that the decommissioning trusts are maintained in accordance with the Application, the requirements of the Order approving the transfers, and this safety evaluation.

The Application indicates that following the Spin-off (which would follow the Virgo investment), New Controlled will be responsible for the parent company guarantee in place of CEG Inc. Information provided in the Application supports the conclusion that New Controlled as the ultimate parent company of NMP LLC will satisfy the financial assurance test referenced above for the necessary guarantee, and that the Virgo investment coupled with the Spin-off will otherwise have no effect on decommissioning funding assurance arrangements. Furthermore, since CEG Inc. will provide the necessary parent company guarantee up to the time of the Spin-off (at which time New Controlled as the ultimate parent will provide the guarantee), the establishment of New Controlled as an indirect intermediate parent of NMP LLC prior to the Spin-off will not affect the above decommissioning funding arrangements. Accordingly, the staff concludes that the transactions discussed earlier associated with potential indirect license transfers will not materially affect the provision of decommissioning funding assurance.

5.0 ANTITRUST REVIEW
    ----------------

The Atomic Energy Act does not require or authorize antitrust reviews of post-operating license transfer applications. Kansas Gas and Electric Co., et
                                              -------------------------------
al. (Wolf Creek Generating Station, Unit 1), CLI-99-19, 49 NRC 441, 468 (1999).
--
Therefore, since the transfer application postdates the issuance of the operating licenses for NMP1 and NMP2, no antitrust review is required or authorized.

6.0 FOREIGN OWNERSHIP, CONTROL OR DOMINATION
    ----------------------------------------

According to the Application, CEG Inc. and New Controlled are Maryland companies, while Constellation Nuclear Power Plants, Inc., and NMP LLC are Delaware corporations or companies. All of the directors and principal officers of CEG Inc., New Controlled, Constellation Nuclear Power Plants, Inc., and NMP LLC are, or will be United Stated citizens. Virgo and the Goldman Sachs Group, Inc. (Goldman), are Delaware companies, according to the Application. The sole director and principal officers of Virgo are U. S. citizens, while one member of the Goldman board is a citizen of the United Kingdom, the rest being U.S. citizens. The principal officers of Goldman, except for two, are U.S. citizens. The Application states that based on discussions with Goldman, neither Virgo nor Goldman are owned, controlled, or dominated by a foreign interest. In addition, the Application states that neither CEG Inc., New Controlled, Constellation Nuclear Power Plants, Inc., and NMP LLC is or will be owned, controlled, or dominated by an alien, foreign corporation, or foreign government. The NRC staff does not know or have reason to believe otherwise with respect to either the direct or indirect license transfers.

7.0     NUCLEAR INSURANCE
        -----------------

The provisions of the Price-Anderson Act (Section 170 of the AEA) and the Commission's regulations at 10 CFR Part 140 require that NMP LLC be added to the current indemnity agreement for NMP1 and NMP2. In accordance with the Price-Anderson Act, NMP LLC will also be required to provide primary insurance and participate in the secondary retrospective insurance pool. These requirements can be met by purchasing insurance policies from the nuclear liability insurance pool, American Nuclear Insurers. NMP LLC will also be required to maintain property insurance as specified in 10 CFR 50.54(w). The information provided in the Application concerning financial qualifications demonstrates that NMP LLC will be able to pay its share of the $10 million per unit annual insurance premium in accordance with 10 CFR 140.21(e) and (f).

Consistent with NRC practice, the NRC staff will require NMP LLC to provide satisfactory documentary evidence that NMP LLC has obtained the appropriate amount of insurance required of licensees under 10 CFR Part 140, prior to the issuance of the amended licenses reflecting NMP LLC as the licensee. Because the issuance of the amended licenses is directly tied to the proposed transfers, the Order approving the transfer of the licenses for NMP1 and NMP2, will be conditioned as follows:

     Nine Mile Point Nuclear Station, LLC, shall, prior to the completion of the direct transfers, provide to the Director of the Office of Nuclear Reactor Regulation satisfactory documentary evidence that Nine Mile Point Nuclear Station, LLC, has obtained the appropriate amount of insurance required of licensees under 10 CFR Part 140 of the Commission's regulations.


8.0  TECHNICAL QUALIFICATIONS
     ------------------------

In this area, the staff used the following regulations and guidance to complete its evaluation: 10 CFR 50.40(b), "Common Standards;" 10 CFR 50.80, "Transfer of licenses"; the Standard Review Plan (SRP) NUREG-0800, Chapter 13, "Conduct of Operations;" SRP Section 13.1.1, "Management and Technical Organization;" SRP
Section 13.1.2-13.1.3, "Operating Organization;" and American National Standards Institute/American Nuclear Society Standard N18.1-1971, "Selection and Training of Nuclear Power Plant Personnel," as endorsed by Regulatory Guide 1.8, Revision 2, "Qualification and Training of Personnel for Nuclear Power Plants," April 1987.

The purpose of this evaluation is to: (1) ensure that NMP LLC's corporate management is involved with, informed of, and dedicated to the safe operation of NMP1 and NMP2 and that sufficient, qualified technical resources will be provided to support safe plant operation and maintenance, (2) evaluate changes to the operating organization that may occur as a result of the license transfers.

8.1  Evaluation: Management and Technical Support Organization
     ---------------------------------------------------------

The staff reviewed the Application to determine the acceptability of NMP LLC's corporate management and technical support organization, using the applicable acceptance criteria contained in SRP, Chapter 13, "Conduct of Operations,"
Section 13.1.1, "Management and Technical Support Organization."

The February 1, 2001, submittal indicates that, "The technical qualifications of NMP LLC to carry out its responsibilities under Facility Operating Licenses DPR-63 and NPF-69, as transferred and amended, will be the same as or exceed the existing technical qualifications of the current licensees and will meet all NRC requirements for licensee technical qualifications." In that submittal, the applicants state that the proposed changes to the Facility Operating Licenses and Technical Specifications are "administrative in nature" for both NMP1 and NMP2 and, as such, "there will be no significant change in the day-to-day operation of NMP1 [and NMP2]." Therefore, the changes proposed will not adversely affect nuclear safety or safe plant operations.

Exhibit 6 of the February 1, 2001, submittal also provides an organization chart showing the management structure and reporting relationships for NMP1 and NMP2. The President of NMP LLC is the Chief Nuclear Officer (CNO) "and will be responsible for the safe, reliable, and economic operation and maintenance of NMP-1 and 2." In addition, the Application indicated that an independent review and audit function for NMP-1 and NMP-2 will be provided by the Safety Review and Audit Board of NMP LLC which reports directly to the CNO.

Based on review of the Application, the staff concludes that it adequately described the organization for managing and the means of providing technical support to the plant staff for operation of the plants after the direct license transfer, and that NMP LLC has an acceptable organization and adequate resources to provide offsite technical support for the operation of NMP1 and NMP2 under both normal and off-normal conditions in accordance with SRP Chapter 13, "Conduct of Operations," Section 13.1.1, "Management and Technical Organization."

8.2  Evaluation: Operating Organization
     ----------------------------------

Using the regulations and guidance stated at the beginning of this section, the staff reviewed the Application to determine the acceptability of the operating organization, evaluating any changes to the existing operating organization proposed as a result of the direct license transfers. The initial operating organization was determined to be acceptable by the initial licensing review. Subsequent safety-related changes to the operating organization are required to have been evaluated with an appropriate methodology. The staff is aware of no deficiencies in the operating organization. Based on the foregoing, the existing operating organization is acceptable. The staff's review focused on evaluating any changes to the operating organization proposed as a result of the direct transfers. The staff evaluated the Application using the applicable acceptance criteria contained in SRP, Chapter 13, "Conduct of Operations," Section 13.1.2-1.3, "Operating Organization."

The February 1, 2001, submittal indicated that:

     The existing NMPC on-site technical support organizations for the Units, as described in Chapter 13 of NMP-1 and 2's updated safety analysis reports ("SARs") are currently assigned to NMP Units 1 and 2, and will continue to perform their functions on behalf of NMP LLC. The functions, responsibilities, and reporting relationships of these organizations, especially as they relate to activities important to the safe operation of NMP-1 and 2, will continue to be clear and unambiguous, and the performance of these organizations will be essentially unaffected by the transfer.

The February 2, 2001, submittal also indicated that:

     NMPC's existing nuclear organization at NMP-1 and 2 will be transferred to NMP LLC. In addition, substantially all of NMPC's nuclear managers and employees at NMP-1 and 2 will become NMP LLC employee... the vast majority of the plant staff will remain essentially unchanged... Any such [referring to new] personnel will meet all existing qualifications requirements in accordance with the NMP licenses and technical specifications.

The staff concludes that the Application has adequately described the operating organization proposed as a result of the direct transfers in accordance with SRP, Chapter 13, "Conduct of Operations," Section 13.1.2-1.3, "Operating Organization," and that the operating organization of NMP LLC will be acceptable.

8.3  Conclusions
     -----------

The application adequately addresses the relevant requirements of 10 CFR 50.40(b) and 10 CFR 50.80.


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                                      -17-
The applicants have described the corporate level management and technical support organization and the onsite operating organizations responsible for the operation and maintenance of NMP1 and NMP2 after the direct license transfers. The staff concludes that there will be an acceptable corporate organization, onsite organization, and adequate resources to provide technical support for the safe operation and maintenance of NMP1 and NMP2 under both normal and off-normal conditions after the direct license transfers.

The February 1, 2001 submittal stated that the proposed indirect transfers will "not affect the managerial, technical, or financial qualifications of the licensed operator of these units." As delineated in Sections 2.1, 2.2, and 2.3 of this safety evaluation, CEG Inc. plans to effect a number of realignments, resulting in two indirect transfers of the operating licenses. The staff has reviewed the effects of the establishment of New Controlled, an intermediate parent of NMP LLC, and the effect the Virgo Spin-off will have on the technical qualifications of NMP LLC. These transactions do not lead to any reorganization or changes of staffing at NMP LLC. Therefore, the NRC staff determines that these transactions will not affect the technical qualifications of NMP LLC.

9.0  CONFORMING AMENDMENTS
     ---------------------

9.1  Introduction
     ------------

The applicants have requested approval of proposed conforming amendments to the operating licenses for NMP1 and NMP2. The requested changes simply replace references to the transferors in the operating licenses with references to NMP LLC to reflect the proposed license transfers. No physical or operating changes to the facilities are requested. Supplemental information received that was not specifically referenced in the initial Federal Register notice did not affect
                                       ----------------
the applicability of the Commission's generic no significant hazards consideration determination set forth in 10 CFR 2.1315.

9.2  Discussion
     ----------

The changes to be made to the NMP1 and NMP2 operating licenses, the changes to be made to the NMP1 and NMP2 Technical Specifications, and the changes to be made to the NMP2 Environmental Protection Plan do no more than accurately reflect the approved transfer actions, which are subject to certain conditions set forth in the Order approving the transfers, and that were identified and discussed earlier in this safety evaluation. The amendments involve no safety questions and are administrative in nature. Accordingly, the proposed amendments are acceptable.

9.3  State Consultation
     ------------------

In accordance with the Commission's regulations, New York State official Mr. Jack Spath was notified of the proposed issuance of the amendment. The State official had no comments.

9.4  Conclusion With Respect to the Conforming Amendments
     ----------------------------------------------------

The Commission has concluded, based on the considerations discussed above, that
(1) there is reasonable assurance that the health and safety of the public will not be endangered by operation in the proposed manner, (2) such activities will be conducted in compliance with the

Commission's regulations, and (3) the issuance of the amendments will not be inimical to the common defense and security or to the health and safety of the public.

10.0 ENVIRONMENTAL CONSIDERATION
     ---------------------------

The subject application is for approval of the direct and indirect transfers of operating licenses issued by the NRC and approval of conforming amendments. Accordingly, the actions involved meet the eligibility criteria for categorical exclusion set forth in 10 CFR 51.22(c)(21). Pursuant to 10 CFR 51.22(b), no environmental impact statement or environmental assessment need be prepared in connection with approval of this application.

11.0 OVERALL CONCLUSION
     ------------------

In view of the foregoing, the staff finds that NMP LLC is qualified to be the holder of the licenses for NMP1 and NMP2, to the extent proposed in the Application, and that the transfer of the licenses is otherwise consistent with applicable provisions of law, regulations, and orders issued by the Commission pursuant thereto, subject to all of the conditions addressed in this safety evaluation. This finding is applicable to direct transfers to NMP LLC as an indirect subsidiary of CEG Inc. without New Controlled as an intermediate indirect parent of NMP LLC, to direct transfers to NMP LLC as an indirect subsidiary of CEG Inc. and indirect subsidiary of New Controlled, and to direct transfers to NMP LLC as an indirect subsidiary of New Controlled as NMP LLC's ultimate parent company, with Virgo holding up to a 17.5% voting interest in New Controlled.

The staff further finds that the establishment of New Controlled as an indirect intermediate parent of NMP LLC, should the direct transfers occur first, will not affect the qualifications of NMP LLC as holder of the licenses, and that the Spin-off described in the Application, coupled with Virgo having acquired up to a 17.5% voting interest in the ultimate parent of NMP LLC, if these events occur following the direct transfers, will not affect the qualifications of NMP LLC as holder of the licenses.

However, the staff is not making any findings regarding any license transfers that may be associated with Virgo acquiring an additional interest beyond the 17.5% voting interest in New Controlled.


Principal Contributors: M. Dusaniwskyj
                        J. Bongarra
                        P. Tam

Date:     June 22, 2001


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